Exhibit 99.2

CITIGROUP - QUARTERLY FINANCIAL DATA SUPPLEMENT	4Q17

Page
Citigroup Consolidated
Financial Summary	1
Consolidated Statement of Income	2
Consolidated Balance Sheet	3
Segment Detail
Net Revenues	4
Income & Regional Average Assets and ROA	5

Global Consumer Banking (GCB)	6
Retail Banking and Cards Key Indicators	7
North America	8 - 10
Latin America (1)	11 - 12
Asia (2)	13 - 14
Institutional Clients Group (ICG)	15
Revenues by Business	16

Corporate / Other	17
Consumer Key Indicators	18

Citigroup Supplemental Detail
Average Balances and Interest Rates	19
Deposits	20
Loans	21
Consumer Loan Delinquency Amounts and Ratios
90+ Days	22
30-89 Days	23
Allowance for Credit Losses	24 - 25
Components of Provision for Loan Losses	26
Non-Accrual Assets	27

CET1 Capital and Supplementary Leverage Ratios, Tangible Common Equity, Book Value Per Share and Tangible Book Value Per Share	28

(1)         Latin America GCB consists of Cit’s consumer banking operations in Mexico.

(2)         Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.

CITIGROUP — FINANCIAL SUMMARY (In millions of dollars, except per share amounts, and as otherwise noted)

						4Q17 Increase/		Full	Full	YTD 2017 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2016 Increase/
	2016	2017	2017	2017	2017(1)	3Q17	4Q16	2016	2017	(Decrease)

Total Revenues, Net of Interest Expense	$17,012	$18,120	$17,901	$18,173	$17,255	(5)%	1%	$69,875	$71,449	2%
Total Operating Expenses	10,120	10,477	10,506	10,171	10,083	(1)%	—	41,416	41,237	—
Net Credit Losses (NCLs)	1,696	1,709	1,710	1,777	1,880	6%	11%	6,561	7,076	8%
Credit Reserve Build / (Release)	31	(34)	(44)	369	136	(63)%	NM	188	427	NM
Provision / (Release) for Unfunded Lending Commitments	33	(43)	28	(175)	29	NM	(12)%	29	(161)	NM
Provision for Benefits and Claims	32	30	23	28	28	—	(13)%	204	109	(47)%
Provisions for Credit Losses and for Benefits and Claims	$1,792	$1,662	$1,717	$1,999	$2,073	4%	16%	$6,982	$7,451	7%
Income from Continuing Operations before Income Taxes	$5,100	$5,981	$5,678	$6,003	$5,099	(15)%	—	$21,477	$22,761	6%
Income Taxes (Benefits)	1,509	1,863	1,795	1,866	23,270	NM	NM	6,444	28,794	NM
Income (Loss) from Continuing Operations	$3,591	$4,118	$3,883	$4,137	$(18,171)	NM	NM	$15,033	$(6,033)	NM
Income (Loss) from Discontinued Operations, net of Taxes	(3)	(18)	21	(5)	(109)	NM	NM	(58)	(111)	(91)%
Net Income (Loss) before Noncontrolling Interests	$3,588	$4,100	$3,904	$4,132	$(18,280)	NM	NM	$14,975	$(6,144)	NM
Net Income Attributable to Noncontrolling Interests	15	10	32	(1)	19	NM	27%	63	60	(5)%
Citigroup’s Net Income (Loss)	$3,573	$4,090	$3,872	$4,133	$(18,299)	NM	NM	$14,912	$(6,204)	NM

Diluted Earnings Per Share:
Income (Loss) from Continuing Operations	$1.14	$1.36	$1.27	$1.42	$(7.11)	NM	NM	$4.74	$(2.72)	NM
Citigroup’s Net Income (Loss)	$1.14	$1.35	$1.28	$1.42	$(7.15)	NM	NM	$4.72	$(2.76)	NM
Shares (in millions):
Average Basic	2,813.8	2,765.3	2,739.1	2,683.6	2,606.2	(3)%	(7)%	2,888.1	2,698.5	(7)%
Average Diluted	2,814.2	2,765.5	2,739.2	2,683.7	2,606.2	(3)%	(7)%	2,888.3	2,698.5	(7)%
Common Shares Outstanding, at period end	2,772.4	2,753.3	2,724.6	2,644.0	2,569.8	(3)%	(7)%

Preferred Dividends	$320	$301	$320	$272	$320	18%	—	$1,077	$1,213	13%

Income Allocated to Unrestricted Common Shareholders - Basic
Income (Loss) from Continuing Operations	$3,207	$3,752	$3,483	$3,813	$(18,522)	NM	NM	$13,698	$(7,343)	NM
Citigroup’s Net Income (Loss)	$3,204	$3,734	$3,504	$3,808	$(18,631)	NM	NM	$13,640	$(7,454)	NM

Income Allocated to Unrestricted Common Shareholders - Diluted
Income (Loss) from Continuing Operations	$3,207	$3,752	$3,483	$3,813	$(18,522)	NM	NM	$13,698	$(7,343)	NM
Citigroup’s Net Income (Loss)	$3,204	$3,734	$3,504	$3,808	$(18,631)	NM	NM	$13,640	$(7,454)	NM

Regulatory Capital Ratios and Performance Metrics:
Common Equity Tier 1 (CET1) Capital Ratio (2) (3) (4)	12.57%	12.81%	13.06%	12.98%	12.3%
Tier 1 Capital Ratio(2) (3) (4)	14.24%	14.48%	14.74%	14.61%	14.0%
Total Capital Ratio(2) (3) (4)	16.24%	16.52%	16.93%	16.95%	16.2%
Supplementary Leverage Ratio(3) (4) (5)	7.22%	7.27%	7.24%	7.11%	6.7%
Return on Average Assets	0.78%	0.91%	0.83%	0.87%	(3.80)%			0.82%	(0.33)%
Return on Average Common Equity	6.2%	7.4%	6.8%	7.3%	(36.3)%			6.6%	(3.6)%
Efficiency Ratio (Total Operating Expenses/Total Revenues, net)	59%	58%	59%	56%	58%			59%	58%

Balance Sheet Data(3) (in billions of dollars, except per share amounts):
Total Assets	$1,792.1	$1,821.5	$1,864.1	$1,889.1	$1,843.1	(2)%	3%
Total Average Assets	1,819.8	1,830.6	1,869.2	1,892.3	1,909.7	1%	5%	$1,808.7	$1,875.7	4%
Total Deposits	929.4	950.0	958.7	964.0	959.8	—	3%
Citigroup’s Stockholders’ Equity(4)	225.1	228.0	230.0	227.6	201.3	(12)%	(11)%
Book Value Per Share(4)	74.26	75.81	77.36	78.81	70.85	(10)%	(5)%
Tangible Book Value Per Share(4)(6)	64.57	65.88	67.32	68.55	60.40	(12)%	(6)%

Direct Staff (in thousands)	219	215	214	213	209	(2)%	(5)%

(1)         The 4Q17 and full year 2017 include the impact of the enactment of the Tax Cuts and Jobs Act (Tax Reform), which was signed into law on December 22, 2017.  The final impact of Tax Reform may differ from these estimates, due to, among other things, changes in interpretations and assumptions made by Citigroup, additional guidance that may be issued by the U.S. Department of the Treasury and actions Citigroup may take as a result of Tax Reform.

(2)         Citi’s reportable CET1 Capital and Tier 1 Capital ratios were derived under the U.S. Basel III Standardized Approach as of June 30, 2017 and for all subsequent periods, and the U.S. Basel III Advanced Approaches framework for all periods prior to June 30, 2017.  For all periods presented, Citi’s reportable Total Capital ratios were derived under the U.S. Basel III Advanced Approaches framework.  The reportable ratios represent the lower of each of the three risk-based capital ratios (CET1 Capital, Tier 1 Capital and Total Capital) under both the Standardized Approach and the Advanced Approaches under the Collins Amendment.  Citigroup’s risk-based capital ratios, which reflect full implementation of the U.S. Basel III rules, are non-GAAP financial measures.  For the composition of Citi’s CET1 Capital and ratio, see page 28.

(3)         December 31, 2017 is preliminary.

(4)         In March 2017, the FASB issued Accounting Standards Update 2017-08, Premium Amortization on Purchased Callable Debt Securities (ASU 2017-08), which revises existing U.S. GAAP by shortening the amortization period for premiums on certain purchased callable debt securities to the earliest call date, rather than the contractual life of the security. During the second quarter of 2017, Citi early adopted ASU 2017-08 on a modified retrospective basis effective January 1, 2017, resulting in a $156 million net reduction of Citi’s stockholders’ equity. 1Q17 regulatory capital ratios, book value and tangible book value per share have been restated, although the retrospective application was immaterial to these ratios and amounts.

(5)         Citigroup’s Supplementary Leverage Ratio (SLR), which reflects full implementation of the U.S. Basel III rules, is a non-GAAP financial measure.  For the composition of Citi’s SLR, see page 28.

(6)         Tangible book value per share is a non-GAAP financial measure. For a reconciliation of this measure to reported results, see page 28.

Note:  Ratios and variance percentages are calculated based on the displayed amounts.

NM  Not meaningful.

Reclassified to conform to the current period’s presentation.

CITIGROUP CONSOLIDATED STATEMENT OF INCOME (In millions of dollars)

						4Q17 Increase/		Full	Full	YTD 2017 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2016 Increase/
	2016	2017	2017	2017	2017	3Q17	4Q16	2016	2017	(Decrease)

Revenues

Interest revenue	$14,439	$14,423	$15,201	$15,821	$15,759	—	9%	$57,615	$61,204	6%

Interest expense	3,277	3,566	4,036	4,379	4,536	4%	38%	12,511	16,517	32%
Net interest revenue	11,162	10,857	11,165	11,442	11,223	(2)%	1%	45,104	44,687	(1)%

Commissions and fees	2,997	3,114	3,307	3,312	3,206	(3)%	7%	11,938	12,939	8%
Principal transactions	1,691	3,022	2,562	2,170	1,414	(35)%	(16)%	7,585	9,168	21%
Administrative and other fiduciary fees	676	707	789	795	788	(1)%	17%	2,783	3,079	11%
Realized gains (losses) on investments	275	192	221	213	152	(29)%	(45)%	948	778	(18)%
Other-than-temporary impairment losses on investments and other assets	(5)	(12)	(20)	(15)	(16)	(7)%	NM	(620)	(63)	90%
Other revenue	216	240	(123)	256	488	91%	NM	2,137	861	(60)%
Total non-interest revenues	5,850	7,263	6,736	6,731	6,032	(10)%	3%	24,771	26,762	8%
Total revenues, net of interest expense	17,012	18,120	17,901	18,173	17,255	(5)%	1%	69,875	71,449	2%

Provisions for Credit Losses and for Benefits and Claims

Net credit losses	1,696	1,709	1,710	1,777	1,880	6%	11%	6,561	7,076	8%
Credit reserve build / (release)	31	(34)	(44)	369	136	(63)%	NM	188	427	NM
Provision for loan losses	1,727	1,675	1,666	2,146	2,016	(6)%	17%	6,749	7,503	11%
Provision for Policyholder benefits and claims	32	30	23	28	28	—	(13)%	204	109	(47)%
Provision for unfunded lending commitments	33	(43)	28	(175)	29	NM	(12)%	29	(161)	NM
Total provisions for credit losses and for benefits and claims	1,792	1,662	1,717	1,999	2,073	4%	16%	6,982	7,451	7%

Operating Expenses
Compensation and benefits	4,982	5,534	5,463	5,304	4,880	(8)%	(2)%	20,970	21,181	1%
Premises and Equipment	625	620	604	608	621	2%	(1)%	2,542	2,453	(4)%
Technology / communication expense	1,685	1,659	1,690	1,759	1,783	1%	6%	6,685	6,891	3%
Advertising and marketing expense	406	373	432	417	386	(7)%	(5)%	1,632	1,608	(1)%
Other operating	2,422	2,291	2,317	2,083	2,413	16%	—	9,587	9,104	(5)%
Total operating expenses	10,120	10,477	10,506	10,171	10,083	(1)%	—	41,416	41,237	—

Income from Continuing Operations before Income Taxes	5,100	5,981	5,678	6,003	5,099	(15)%	—	21,477	22,761	6%
Provision (benefits) for income taxes	1,509	1,863	1,795	1,866	23,270	NM	NM	6,444	28,794	NM

Income (Loss) from Continuing Operations	3,591	4,118	3,883	4,137	(18,171)	NM	NM	15,033	(6,033)	NM
Discontinued Operations
Income (Loss) from Discontinued Operations	(4)	(28)	33	(9)	(100)	NM	NM	(80)	(104)	(30)%
Provision (benefits) for income taxes	(1)	(10)	12	(4)	9	NM	NM	(22)	7	NM
Income (Loss) from Discontinued Operations, net of taxes	(3)	(18)	21	(5)	(109)	NM	NM	(58)	(111)	(91)%

Net Income (Loss) before Noncontrolling Interests	3,588	4,100	3,904	4,132	(18,280)	NM	NM	14,975	(6,144)	NM

Net Income (Loss) attributable to noncontrolling interests	15	10	32	(1)	19	NM	27%	63	60	(5)%
Citigroup’s Net Income (Loss)	$3,573	$4,090	$3,872	$4,133	$(18,299)	NM	NM	$14,912	$(6,204)	NM

NM  Not meaningful.

Reclassified to conform to the current period’s presentation.

CITIGROUP CONSOLIDATED BALANCE SHEET (In millions of dollars)

						4Q17 Increase/
	December 31,	March 31,	June 30,	September 30,	December 31,	(Decrease) from
	2016	2017	2017	2017	2017 (1)	3Q17	4Q16
Assets
Cash and due from banks (including segregated cash and other deposits)	$23,043	$22,272	$20,940	$22,604	$23,775	5%	3%
Deposits with banks	137,451	157,773	165,142	163,505	156,741	(4)%	14%
Fed funds sold and securities borr’d or purch under agree. to resell	236,813	242,929	234,065	252,608	232,478	(8)%	(2)%
Brokerage receivables	28,887	36,888	40,487	38,076	38,384	1%	33%
Trading account assets	243,925	244,903	259,606	258,907	251,405	(3)%	3%
Investments
Available-for-sale and non-marketable equity securities(2)	307,637	297,891	301,535	303,147	298,970	(1)%	(3)%
Held-to-maturity	45,667	47,820	50,175	51,527	53,320	3%	17%
Total Investments	353,304	345,711	351,710	354,674	352,290	(1)%	—
Loans, net of unearned income
Consumer	325,063	320,556	325,261	325,576	333,656	2%	3%
Corporate	299,306	308,039	319,434	327,607	333,378	2%	11%
Loans, net of unearned income	624,369	628,595	644,695	653,183	667,034	2%	7%
Allowance for loan losses	(12,060)	(12,030)	(12,025)	(12,366)	(12,355)	—	(2)%
Total loans, net	612,309	616,565	632,670	640,817	654,679	2%	7%
Goodwill	21,659	22,265	22,349	22,345	22,256	—	3%
Intangible assets (other than MSRs)	5,114	5,013	4,887	4,732	4,588	(3)%	(10)%
Mortgage servicing rights (MSRs)	1,564	567	560	553	558	1%	(64)%
Other assets	128,008	126,593	131,647	130,312	105,905	(19)%	(17)%
Total assets	$1,792,077	$1,821,479	$1,864,063	$1,889,133	$1,843,059	(2)%	3%

Liabilities
Non-interest-bearing deposits in U.S. offices	$136,698	$129,436	$126,253	$127,220	$126,880	—	(7)%
Interest-bearing deposits in U.S. offices	300,972	310,572	311,361	315,556	318,613	1%	6%
Total U.S. Deposits	437,670	440,008	437,614	442,776	445,493	1%	2%
Non-interest-bearing deposits in offices outside the U.S.	77,616	79,063	83,046	84,178	87,440	4%	13%
Interest-bearing deposits in offices outside the U.S.	414,120	430,919	438,083	437,084	426,889	(2)%	3%
Total International Deposits	491,736	509,982	521,129	521,262	514,329	(1)%	5%

Total deposits	929,406	949,990	958,743	964,038	959,822	—	3%
Fed funds purch and securities loaned or sold under agree. to repurch.	141,821	148,230	154,780	161,282	156,277	(3)%	10%
Brokerage payables	57,152	59,655	62,947	63,205	61,342	(3)%	7%
Trading account liabilities	139,045	144,070	136,745	138,820	123,948	(11)%	(11)%
Short-term borrowings	30,701	26,127	36,519	38,149	44,452	17%	45%
Long-term debt	206,178	208,530	225,179	232,673	236,709	2%	15%
Other liabilities(3)	61,631	55,880	58,043	62,344	58,243	(7)%	(5)%
Total liabilities	$1,565,934	$1,592,482	$1,632,956	$1,660,511	$1,640,793	(1)%	5%

Equity
Stockholders’ equity(2)
Preferred stock	$19,253	$19,253	$19,253	$19,253	$19,253	—	—
Common stock	31	31	31	31	31	—	—
Additional paid-in capital	108,042	107,613	107,798	107,896	108,008	—	—
Retained earnings(2)	146,477	149,071	152,178	155,174	135,715	(13)%	(7)%
Treasury stock	(16,302)	(17,579)	(19,342)	(24,829)	(30,309)	(22)%	(86)%
Accumulated other comprehensive income (loss)	(32,381)	(30,413)	(29,899)	(29,891)	(31,364)	(5)%	3%
Total common equity	$205,867	$208,723	$210,766	$208,381	$182,081	(13)%	(12)%

Total Citigroup stockholders’ equity	$225,120	$227,976	$230,019	$227,634	$201,334	(12)%	(11)%
Noncontrolling interests	1,023	1,021	1,088	988	932	(6)%	(9)%
Total equity	226,143	228,997	231,107	228,622	202,266	(12)%	(11)%
Total liabilities and equity	$1,792,077	$1,821,479	$1,864,063	$1,889,133	$1,843,059	(2)%	3%

(1)                   Preliminary.

(2)                   See footnote 4 on page 1.

(3)                   Includes allowance for credit losses for unfunded lending commitments.  See page 25 for amounts by period.

Reclassified to conform to the current period’s presentation.

SEGMENT DETAIL NET REVENUES (In millions of dollars)

						4Q17 Increase/		Full	Full	YTD 2017 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2016 Increase/
	2016	2017	2017	2017	2017	3Q17	4Q16	2016	2017	(Decrease)

Global Consumer Banking
North America	$5,059	$4,944	$4,944	$5,194	$5,180	—	2%	$19,759	$20,262	3%
Latin America	1,212	1,151	1,290	1,370	1,341	(2)%	11%	4,922	5,152	5%
Asia (1)	1,696	1,722	1,801	1,869	1,891	1%	11%	6,838	7,283	7%
Total	7,967	7,817	8,035	8,433	8,412	—	6%	31,519	32,697	4%

Institutional Clients Group
North America	2,949	3,455	3,568	3,638	2,975	(18)%	1%	12,513	13,636	9%
EMEA	2,605	2,807	2,837	2,655	2,393	(10)%	(8)%	9,855	10,692	8%
Latin America	994	1,127	1,042	1,059	988	(7)%	(1)%	3,977	4,216	6%
Asia	1,636	1,737	1,766	1,879	1,741	(7)%	6%	6,882	7,123	4%
Total	8,184	9,126	9,213	9,231	8,097	(12)%	(1)%	33,227	35,667	7%

Corporate / Other	861	1,177	653	509	746	47%	(13)%	5,129	3,085	(40)%

Total Citigroup - Net Revenues	$17,012	$18,120	$17,901	$18,173	$17,255	(5)%	1%	$69,875	$71,449	2%

(1)                   Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.

Reclassified to conform to the current period’s presentation.

SEGMENT DETAIL INCOME (In millions of dollars)

						4Q17 Increase/		Full	Full	YTD 2017 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2016 Increase/
	2016	2017	2017	2017	2017	3Q17	4Q16	2016	2017	(Decrease)
Income (Loss) from Continuing Operations:

Global Consumer Banking
North America	$810	$627	$670	$655	$841	28%	4%	$3,238	$2,793	(14)%
Latin America	154	130	136	164	160	(2)%	4%	633	590	(7)%
Asia (1)	261	246	323	355	336	(5)%	29%	1,083	1,260	16%
Total	1,225	1,003	1,129	1,174	1,337	14%	9%	4,954	4,643	(6)%

Institutional Clients Group
North America	877	1,100	1,112	1,322	915	(31)%	4%	3,495	4,449	27%
EMEA	647	855	779	746	424	(43)%	(34)%	2,365	2,804	19%
Latin America	343	475	333	380	325	(14)%	(5)%	1,454	1,513	4%
Asia	514	581	556	614	549	(11)%	7%	2,211	2,300	4%
Total	2,381	3,011	2,780	3,062	2,213	(28)%	(7)%	9,525	11,066	16%

Corporate / Other (1)	(15)	104	(26)	(99)	(21,721)	NM	NM	554	(21,742)	NM

Income (Loss) From Continuing Operations	3,591	4,118	3,883	4,137	(18,171)	NM	NM	15,033	(6,033)	NM

Discontinued Operations	(3)	(18)	21	(5)	(109)	NM	NM	(58)	(111)	(91)%

Net Income Attributable to Noncontrolling Interests	15	10	32	(1)	19	NM	27%	63	60	(5)%

Total Citigroup - Net Income (Loss)	$3,573	$4,090	$3,872	$4,133	$(18,299)	NM	NM	$14,912	$(6,204)	NM

Average Assets (in billions of dollars)
North America	$971	$964	$980	$993	$1,005	1%	4%	$941	$986	5%
EMEA (1)	308	318	335	329	334	2%	8%	310	329	6%
Latin America	125	125	130	131	129	(2)%	3%	129	129	—
Asia (1)	316	322	329	337	341	1%	8%	314	332	6%
Corporate / Other	100	102	95	102	101	(1)%	1%	115	100	(13)%
Total	$1,820	$1,831	$1,869	$1,892	$1,910	1%	5%	$1,809	$1,876	4%

Return on Average Assets (ROA) on Net Income (Loss)
North America	0.69%	0.73%	0.73%	0.79%	0.69%			0.72%	0.73%
EMEA (2)	0.82%	1.08%	0.92%	0.88%	0.49%			0.75%	0.84%
Latin America	1.58%	1.94%	1.44%	1.64%	1.49%			1.61%	1.62%
Asia (2)	0.97%	1.04%	1.07%	1.14%	1.03%			1.05%	1.07%
Corporate/Other	(0.08)%	0.37%	(0.06)%	(0.34)%	(85.78)%			0.43%	(21.85)%
Total	0.78%	0.91%	0.83%	0.87%	(3.80)%			0.82%	(0.33)%

(1)                   See footnote 1 on page 1.

(2)                   Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.

NM  Not meaningful.

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER BANKING Page 1 (In millions of dollars, except as otherwise noted)

						4Q17 Increase/		Full	Full	YTD 2017 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2016 Increase/
	2016	2017	2017	2017	2017	3Q17	4Q16	2016	2017	(Decrease)

Net Interest Revenue	$6,656	$6,522	$6,699	$7,010	$6,956	(1)%	5%	$26,025	$27,187	4%
Non-Interest Revenue	1,311	1,295	1,336	1,423	1,456	2%	11%	5,494	5,510	—
Total Revenues, Net of Interest Expense	7,967	7,817	8,035	8,433	8,412	—	6%	31,519	32,697	4%
Total Operating Expenses	4,356	4,415	4,497	4,410	4,521	3%	4%	17,483	17,843	2%
Net Credit Losses	1,516	1,603	1,615	1,704	1,640	(4)%	8%	5,610	6,562	17%
Credit Reserve Build / (Release)	164	177	125	486	177	(64)%	8%	708	965	36%
Provision for Unfunded Lending Commitments	(3)	6	(1)	(5)	(2)	60%	33%	3	(2)	NM
Provision for Benefits and Claims	32	29	23	28	36	29%	13%	106	116	9%
Provisions for Credit Losses and for Benefits and Claims (LLR & PBC)	1,709	1,815	1,762	2,213	1,851	(16)%	8%	6,427	7,641	19%
Income from Continuing Operations before Taxes	1,902	1,587	1,776	1,810	2,040	13%	7%	7,609	7,213	(5)%
Income Taxes	677	584	647	636	703	11%	4%	2,655	2,570	(3)%
Income from Continuing Operations	1,225	1,003	1,129	1,174	1,337	14%	9%	4,954	4,643	(6)%
Noncontrolling Interests	1	1	4	2	2	—	100%	7	9	29%
Net Income	$1,224	$1,002	$1,125	$1,172	$1,335	14%	9%	$4,947	$4,634	(6)%
EOP Assets (in billions of dollars)	$412	$412	$419	$419	$430	3%	4%
Average Assets (in billions of dollars)	$410	$411	$414	$421	$424	1%	3%	$396	$418	6%
Return on Average Assets (ROA)	1.19%	0.99%	1.09%	1.10%	1.25%			1.25%	1.11%
Efficiency Ratio	55%	56%	56%	52%	54%			55%	55%

Net Credit Losses as a % of Average Loans	2.10%	2.24%	2.20%	2.26%	2.15%			2.01%	2.21%

Revenue by Business
Retail Banking	$3,157	$3,155	$3,299	$3,493	$3,431	(2)%	9%	$12,916	$13,378	4%
Cards (1)	4,810	4,662	4,736	4,940	4,981	1%	4%	18,603	19,319	4%
Total	$7,967	$7,817	$8,035	$8,433	$8,412	—	6%	$31,519	$32,697	4%

Net Credit Losses by Business

Retail Banking	$286	$236	$244	$300	$243	(19)%	(15)%	$1,007	$1,023	2%
Cards (1)	1,230	1,367	1,371	1,404	1,397	—	14%	4,603	5,539	20%
Total	$1,516	$1,603	$1,615	$1,704	$1,640	(4)%	8%	$5,610	$6,562	17%

Income from Continuing Operations by Business

Retail Banking	$335	$339	$420	$550	$469	(15)%	40%	$1,566	$1,778	14%
Cards (1)	890	664	709	624	868	39%	(2)%	3,388	2,865	(15)%
Total	$1,225	$1,003	$1,129	$1,174	$1,337	14%	9%	$4,954	$4,643	(6)%

Foreign Currency (FX) Translation Impact:
Total Revenue - as Reported	$7,967	$7,817	$8,035	$8,433	$8,412	—	6%	$31,519	$32,697	4%
Impact of FX Translation (2)	108	78	(14)	(78)	—			66	—
Total Revenues - Ex-FX (2)	$8,075	$7,895	$8,021	$8,355	$8,412	1%	4%	$31,585	$32,697	4%

Total Operating Expenses - as Reported	$4,356	$4,415	$4,497	$4,410	$4,521	3%	4%	$17,483	$17,843	2%
Impact of FX Translation (2)	68	49	—	(30)	—			54	—
Total Operating Expenses - Ex-FX (2)	$4,424	$4,464	$4,497	$4,380	$4,521	3%	2%	$17,537	$17,843	2%

Total Provisions for LLR & PBC - as Reported	$1,709	$1,815	$1,762	$2,213	$1,851	(16)%	8%	$6,427	$7,641	19%
Impact of FX Translation (2)	21	14	(8)	(22)	—			(1)	—
Total Provisions for LLR & PBC - Ex-FX (2)	$1,730	$1,829	$1,754	$2,191	$1,851	(16)%	7%	$6,426	$7,641	19%

Net Income - as Reported	$1,224	$1,002	$1,125	$1,172	$1,335	14%	9%	$4,947	$4,634	(6)%
Impact of FX Translation (2)	13	10	(2)	(14)	—			7	—
Net Income - Ex-FX (2)	$1,237	$1,012	$1,123	$1,158	$1,335	15%	8%	$4,954	$4,634	(6)%

(1)                   Includes both Citi-Branded Cards and Citi Retail Services.

(2)                   Reflects the impact of foreign currency (FX) translation into U.S. Dollars at the fourth quarter of 2017 and full year 2017 average exchange rates for all periods presented.

Citigroup’s results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM  Not meaningful.

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER BANKING Page 2

						4Q17 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2016	2017	2017	2017	2017	3Q17	4Q16

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)

Branches (actual)	2,618	2,601	2,570	2,474	2,451	(1)%	(6)%
Accounts (in millions)	54.6	53.9	53.8	53.2	52.9	(1)%	(3)%
Average Deposits	$301.1	$303.5	$307.2	$308.1	$306.5	(1)%	2%
Investment Sales	$18.5	$20.9	$21.8	$25.3	$24.1	(5)%	30%
Investment Assets under Management (AUMs)	$137.5	$146.7	$152.8	$158.2	$160.9	2%	17%
Average Loans	$138.1	$138.8	$142.3	$144.3	$145.1	1%	5%
EOP Loans:
Mortgages	$79.4	$81.2	$81.4	$81.4	$81.7	—	3%
Commercial Banking	32.0	33.9	34.8	35.5	36.3	2%	13%
Personal and Other	24.9	26.3	27.2	27.3	27.9	2%	12%
EOP Loans	$136.3	$141.4	$143.4	$144.2	$145.9	1%	7%

Total Net Interest Revenue (in millions) (1)	$2,129	$2,142	$2,274	$2,376	$2,343	(1)%	10%
As a % of Average Loans	6.13%	6.26%	6.41%	6.53%	6.41%

Net Credit Losses (in millions)	$286	$236	$244	$300	$243	(19)%	(15)%
As a % of Average Loans	0.82%	0.69%	0.69%	0.82%	0.66%
Loans 90+ Days Past Due (in millions) (2)	$474	$488	$477	$489	$515	5%	9%
As a % of EOP Loans	0.35%	0.35%	0.33%	0.34%	0.35%
Loans 30-89 Days Past Due (in millions) (2)	$726	$777	$747	$805	$822	2%	13%
As a % of EOP Loans	0.54%	0.55%	0.52%	0.56%	0.57%

Cards Key Indicators (in millions of dollars, except as otherwise noted)
EOP Open Accounts (in millions)	142.7	142.4	142.5	142.2	142.6	—	—
Purchase Sales (in billions)	$125.1	$112.2	$125.3	$124.9	$136.3	9%	9%

Average Loans (in billions) (3)	$149.3	$150.8	$151.5	$155.4	$158.2	2%	6%
EOP Loans (in billions) (3)	$155.6	$149.9	$155.1	$156.6	$164.9	5%	6%
Average Yield (4)	12.54%	12.58%	12.67%	12.75%	12.57%
Total Net Interest Revenue (5)	$4,527	$4,380	$4,425	$4,634	$4,594	(1)%	1%
As a % of Average Loans (5)	12.06%	11.78%	11.72%	11.83%	11.52%
Net Credit Losses	$1,230	$1,367	$1,371	$1,404	$1,397	—	14%
As a % of Average Loans	3.28%	3.68%	3.63%	3.58%	3.50%
Net Credit Margin (6)	$3,572	$3,288	$3,357	$3,528	$3,555	1%	—
As a % of Average Loans (6)	9.52%	8.84%	8.89%	9.01%	8.92%
Loans 90+ Days Past Due	$1,819	$1,753	$1,706	$1,790	$1,963	10%	8%
As a % of EOP Loans	1.17%	1.17%	1.10%	1.14%	1.19%
Loans 30-89 Days Past Due	$1,814	$1,739	$1,751	$1,958	$1,940	(1)%	7%
As a % of EOP Loans	1.17%	1.16%	1.13%	1.25%	1.18%

(1)                   Also includes net interest revenue related to the average deposit balances in excess of the average loan portfolio.

(2)                   The Loans 90+ Days Past Due and 30-89 Days Past Due and related ratios excludes U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies.   See footnote 2 on page 9.

(3)                   Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.

(4)                   Average yield is gross interest revenue earned on loans divided by average loans.

(5)                   Net interest revenue includes certain fees that are recorded as interest revenue.

(6)                   Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER BANKING NORTH AMERICA Page 1 (In millions of dollars, except as otherwise noted)

						4Q17 Increase/		Full	Full	YTD 2017 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2016 Increase/
	2016	2017	2017	2017	2017	3Q17	4Q16	2016	2017	(Decrease)

Net Interest Revenue	$4,706	$4,617	$4,633	$4,825	$4,806	—	2%	$18,131	$18,881	4%
Non-Interest Revenue	353	327	311	369	374	1%	6%	1,628	1,381	(15)%
Total Revenues, Net of Interest Expense	5,059	4,944	4,944	5,194	5,180	—	2%	19,759	20,262	3%
Total Operating Expenses	2,537	2,576	2,577	2,460	2,547	4%	—	10,058	10,160	1%
Net Credit Losses	1,105	1,190	1,181	1,239	1,186	(4)%	7%	3,919	4,796	22%
Credit Reserve Build / (Release)	117	152	101	463	153	(67)%	31%	653	869	33%
Provision for Unfunded Lending Commitments	(1)	7	2	(3)	(2)	33%	(100)%	6	4	(33)%
Provision for Benefits and Claims	9	6	8	9	10	11%	11%	34	33	(3)%
Provisions for Loan Losses and for Benefits and Claims	1,230	1,355	1,292	1,708	1,347	(21)%	10%	4,612	5,702	24%
Income from Continuing Operations before Taxes	1,292	1,013	1,075	1,026	1,286	25%	—	5,089	4,400	(14)%
Income Taxes	482	386	405	371	445	20%	(8)%	1,851	1,607	(13)%
Income from Continuing Operations	810	627	670	655	841	28%	4%	3,238	2,793	(14)%
Noncontrolling Interests	(1)	—	—	—	(1)	(100)%	—	(2)	(1)	50%
Net Income	$811	$627	$670	$655	$842	29%	4%	$3,240	$2,794	(14)%
Average Assets (in billions)	$245	$245	$243	$249	$254	2%	4%	$228	$248	9%
Return on Average Assets	1.32%	1.04%	1.11%	1.04%	1.32%			1.42%	1.13%
Efficiency Ratio	50%	52%	52%	47%	49%			51%	50%

Net Credit Losses as a % of Average Loans	2.42%	2.63%	2.58%	2.63%	2.48%			2.29%	2.58%

Revenue by Business
Retail Banking	$1,263	$1,256	$1,291	$1,363	$1,347	(1)%	7%	$5,222	$5,257	1%
Citi-Branded Cards	2,213	2,096	2,079	2,178	2,225	2%	1%	8,150	8,578	5%
Citi Retail Services	1,583	1,592	1,574	1,653	1,608	(3)%	2%	6,387	6,427	1%
Total	$5,059	$4,944	$4,944	$5,194	$5,180	—	2%	$19,759	$20,262	3%

Net Credit Losses by Business
Retail Banking	$83	$37	$39	$88	$30	(66)%	(64)%	$205	$194	(5)%
Citi-Branded Cards	539	633	611	611	592	(3)%	10%	1,909	2,447	28%
Citi Retail Services	483	520	531	540	564	4%	17%	1,805	2,155	19%
Total	$1,105	$1,190	$1,181	$1,239	$1,186	(4)%	7%	$3,919	$4,796	22%

Income from Continuing Operations by Business
Retail Banking	$85	$83	$140	$179	$158	(12)%	86%	$533	$560	5%
Citi-Branded Cards	446	248	305	345	441	28%	(1)%	1,441	1,339	(7)%
Citi Retail Services	279	296	225	131	242	85%	(13)%	1,264	894	(29)%
Total	$810	$627	$670	$655	$841	28%	4%	$3,238	$2,793	(14)%

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER BANKING NORTH AMERICA Page 2

						4Q17 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2016	2017	2017	2017	2017	3Q17	4Q16

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)

Branches (actual)	723	705	695	695	694	—	(4)%
Accounts (in millions)	10.5	9.6	9.5	9.4	9.2	(2)%	(12)%
Average Deposits	$186.0	$185.5	$185.1	$184.1	$182.7	(1)%	(2)%
Investment Sales	$5.3	$6.2	$6.5	$6.7	$7.0	4%	32%
Investment AUMs	$52.8	$55.1	$56.7	$58.6	$60.3	3%	14%

Average Loans	$55.0	$55.4	$55.6	$55.7	$56.0	1%	2%

EOP Loans:
Mortgages	$44.2	$44.3	$44.3	$44.2	$44.3	—	—
Commercial Banking	9.0	9.2	9.2	9.4	9.5	1%	6%
Personal and Other	2.1	2.0	2.1	2.1	2.2	5%	5%
Total EOP Loans	$55.3	$55.5	$55.6	$55.7	$56.0	1%	1%

Mortgage Originations (1)	$5.6	$3.8	$3.1	$3.2	$3.0	(6)%	(46)%

Third Party Mortgage Servicing Portfolio (EOP)	$143.2	$48.5	$49.1	$49.1	$47.3	(4)%	(67)%

Net Servicing & Gain/(Loss) on Sale (in millions)	$102.8	$63.1	$50.0	$47.3	$69.1	46%	(33)%

Saleable Mortgage Rate Locks	$2.6	$1.9	$1.5	$1.7	$1.3	(24)%	(50)%

Net Interest Revenue on Loans (in millions)	$264	$251	$249	$253	$236	(7)%	(11)%
As a % of Avg. Loans	1.91%	1.84%	1.80%	1.80%	1.67%

Net Credit Losses (in millions)	$83	$37	$39	$88	$30	(66)%	(64)%
As a % of Avg. Loans	0.60%	0.27%	0.28%	0.63%	0.21%

Loans 90+ Days Past Due (in millions) (2)	$181	$182	$155	$167	$199	19%	10%
As a % of EOP Loans	0.33%	0.33%	0.28%	0.30%	0.36%
Loans 30-89 Days Past Due (in millions) (2)	$214	$189	$191	$270	$306	13%	43%
As a % of EOP Loans	0.39%	0.35%	0.35%	0.49%	0.55%

(1)                   Originations of residential first mortgages.

(2)                   The Loans 90+ Days Past Due and 30-89 Days Past Due and related ratios exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies.

The amounts excluded for Loans 90+ Days Past Due and (EOP Loans) were $327 million and ($0.7 billion), $313 million and ($0.8 billion), $295 million and ($0.8 billion), $289 million and ($0.7 billion), and $298 million and ($0.7 billion) as of December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, respectively.

The amounts excluded for Loans 30-89 Days Past Due and (EOP Loans) were $70 million and ($0.7 billion), $84 million and ($0.8 billion), $84 million and ($0.8 billion), $79 million and ($0.7 billion), and $88 million and ($0.7 billion) as of December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, respectively.

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER BANKING NORTH AMERICA Page 3

						4Q17 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2016	2017	2017	2017	2017	3Q17	4Q16

Citi-Branded Cards Key Indicators (in millions of dollars, except as otherwise noted) (1)
EOP Open Accounts (in millions)	32.9	33.2	33.6	33.9	34.2	1%	4%
Purchase Sales (in billions)	$78.5	$72.5	$80.5	$80.4	$86.3	7%	10%

Average Loans (in billions) (1)	$82.1	$82.6	$83.3	$85.4	$86.8	2%	6%

EOP Loans (in billions) (1)	$86.0	$82.2	$85.6	$86.3	$90.5	5%	5%

Average Yield (2)	9.60%	9.60%	9.61%	9.70%	9.63%
Total Net Interest Revenue (3)	$1,867	$1,785	$1,788	$1,849	$1,854	—	(1)%
As a % of Avg. Loans (3)	9.05%	8.76%	8.61%	8.59%	8.47%
Net Credit Losses	$539	$633	$611	$611	$592	(3)%	10%
As a % of Average Loans	2.61%	3.11%	2.94%	2.84%	2.71%
Net Credit Margin (4)	$1,670	$1,461	$1,466	$1,564	$1,610	3%	(4)%
As a % of Avg. Loans (4)	8.09%	7.17%	7.06%	7.27%	7.36%
Loans 90+ Days Past Due	$748	$698	$659	$668	$768	15%	3%
As a % of EOP Loans	0.87%	0.85%	0.77%	0.77%	0.85%
Loans 30-89 Days Past Due	$688	$632	$619	$705	$698	(1)%	1%
As a % of EOP Loans	0.80%	0.77%	0.72%	0.82%	0.77%

Citi-Branded Cards — Ex Hilton (in millions of dollars, except as otherwise noted) (1) (5)

Total Revenues, Net of Interest Expense	$2,175	$2,057	$2,043	$2,139	$2,186	2%	1%
Purchase Sales (in billions)	$76.9	$71.0	$78.9	$78.9	$84.8	7%	10%
Average Loans (in billions) (1)	$80.9	$81.4	$82.1	$84.2	$86.4	3%	7%
EOP Loans (in billions) (1)	$84.7	$81.0	$84.4	$85.1	$90.5	6%	7%

Average Yield (2)	9.59%	9.59%	9.60%	9.69%	9.62%
Total Net Interest Revenue (3)	1,839	1,758	1,761	1,821	1,845	1%	—
As a % of Avg. Loans (3)	9.04%	8.76%	8.60%	8.58%	8.47%

Citi Retail Services Key Indicators (in millions of dollars, except as otherwise noted) (1)
EOP Open Accounts	87.7	86.8	86.5	86.0	86.4	—	(1)%
Purchase Sales (in billions)	$23.2	$16.9	$20.6	$20.0	$23.6	18%	2%

Average Loans (in billions) (1)	$44.9	$45.3	$44.5	$45.6	$46.9	3%	4%

EOP Loans (in billions) (1)	$47.3	$44.2	$45.2	$45.9	$49.2	7%	4%

Average Yield (2)	16.92%	17.14%	17.38%	17.51%	17.06%
Total Net Interest Revenue (3)	$1,947	$1,908	$1,897	$1,986	$1,954	(2)%	—
As a % of Avg. Loans (3)	17.25%	17.08%	17.10%	17.28%	16.53%
Net Credit Losses	$483	$520	$531	$540	$564	4%	17%
As a % of Average Loans	4.28%	4.66%	4.79%	4.70%	4.77%
Net Credit Margin (4)	$1,096	$1,067	$1,037	$1,108	$1,038	(6)%	(5)%
As a % of Avg. Loans (4)	9.71%	9.55%	9.35%	9.64%	8.78%
Loans 90+ Days Past Due	$761	$735	$693	$772	$845	9%	11%
As a % of EOP Loans	1.61%	1.66%	1.53%	1.68%	1.72%
Loans 30-89 Days Past Due	$777	$730	$730	$836	$830	(1)%	7%
As a % of EOP Loans	1.64%	1.65%	1.62%	1.82%	1.69%

(1)                   Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.

(2)                   Average yield is calculated as gross interest revenue earned on loans divided by average loans.

(3)                   Net interest revenue includes certain fees that are recorded as interest revenue.

(4)                   Net credit margin represents total revenues, net of interest expense, less net credit losses and policy benefits and claims.

(5)                   As previously announced, the Hilton Honors co-brand credit card partnership with Citi was scheduled to terminate as of year-end 2017. On October 23, 2017, Citi signed an agreement to sell the Hilton credit card portfolio ($1.2 billion in outstanding loan balances in Citi-branded cards) to American Express. In connection with the sale agreement, the existing partnership was extended through the closing date. The sale is expected to close in the first quarter of 2018 with a pretax gain of approximately $150 million, which approximates one year of revenues from the portfolio; as these loans are intended for sale, they were reclassified as held-for-sale and recorded in Other assets as of November 1, 2017.

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER BANKING LATIN AMERICA (1) - PAGE 1 (In millions of dollars, except as otherwise noted)

						4Q17 Increase/		Full	Full	YTD 2017 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2016 Increase/
	2016	2017	2017	2017	2017	3Q17	4Q16	2016	2017	(Decrease)

Net Interest Revenue	$840	$800	$917	$985	$936	(5)%	11%	$3,431	$3,638	6%
Non-Interest Revenue	372	351	373	385	405	5%	9%	1,491	1,514	2%
Total Revenues, Net of Interest Expense	1,212	1,151	1,290	1,370	1,341	(2)%	11%	4,922	5,152	5%
Total Operating Expenses	688	659	735	768	758	(1)%	10%	2,838	2,920	3%
Net Credit Losses	248	253	277	295	292	(1)%	18%	1,040	1,117	7%
Credit Reserve Build / (Release)	36	12	50	44	19	(57)%	(47)%	83	125	51%
Provision for Unfunded Lending Commitments	(1)	—	(1)	(1)	1	NM	NM	1	(1)	NM
Provision for Benefits and Claims	23	23	15	19	26	37%	13%	72	83	15%
Provisions for Credit Losses and for Benefits and Claims (LLR & PBC)	306	288	341	357	338	(5)%	10%	1,196	1,324	11%
Income from Continuing Operations before Taxes	218	204	214	245	245	—	12%	888	908	2%
Income Taxes	64	74	78	81	85	5%	33%	255	318	25%
Income from Continuing Operations	154	130	136	164	160	(2)%	4%	633	590	(7)%
Noncontrolling Interests	1	1	2	1	1	—	—	5	5	—
Net Income	$153	$129	$134	$163	$159	(2)%	4%	$628	$585	(7)%
Average Assets (in billions of dollars)	$45	$43	$46	$47	$44	(6)%	(2)%	$49	$45	(8)%
Return on Average Assets	1.35%	1.22%	1.17%	1.38%	1.43%			1.28%	1.30%
Efficiency Ratio	57%	57%	57%	56%	57%			58%	57%

Net Credit Losses as a % of Average Loans	4.20%	4.44%	4.36%	4.37%	4.51%			4.32%	4.42%

Revenue by Business
Retail Banking	$857	$836	$923	$976	$955	(2)%	11%	$3,447	$3,690	7%
Citi-Branded Cards	355	315	367	394	386	(2)%	9%	1,475	1,462	(1)%
Total	$1,212	$1,151	$1,290	$1,370	$1,341	(2)%	11%	$4,922	$5,152	5%

Net Credit Losses by Business
Retail Banking	$138	$137	$151	$143	$153	7%	11%	$541	$584	8%
Citi-Branded Cards	110	116	126	152	139	(9)%	26%	499	533	7%
Total	$248	$253	$277	$295	$292	(1)%	18%	$1,040	$1,117	7%

Income from Continuing Operations by Business

Retail Banking	$85	$86	$87	$125	$112	(10)%	32%	$355	$410	15%
Citi-Branded Cards	69	44	49	39	48	23%	(30)%	278	180	(35)%
Total	$154	$130	$136	$164	$160	(2)%	4%	$633	$590	(7)%

FX Translation Impact:
Total Revenue - as Reported	$1,212	$1,151	$1,290	$1,370	$1,341	(2)%	11%	$4,922	$5,152	5%
Impact of FX Translation (2)	49	39	(38)	(85)	—			(45)	—
Total Revenues - Ex-FX (2)	$1,261	$1,190	$1,252	$1,285	$1,341	4%	6%	$4,877	$5,152	6%

Total Operating Expenses - as Reported	$688	$659	$735	$768	$758	(1)%	10%	$2,838	$2,920	3%
Impact of FX Translation (2)	24	19	(18)	(38)	—			(21)	—
Total Operating Expenses - Ex-FX (2)	$712	$678	$717	$730	$758	4%	6%	$2,817	$2,920	4%

Provisions for LLR & PBC - as Reported	$306	$288	$341	$357	$338	(5)%	10%	$1,196	$1,324	11%
Impact of FX Translation (2)	14	10	(10)	(22)	—			(10)	—
Provisions for LLR & PBC - Ex-FX (2)	$320	$298	$331	$335	$338	1%	6%	$1,186	$1,324	12%

Net Income - as Reported	$153	$129	$134	$163	$159	(2)%	4%	$628	$585	(7)%
Impact of FX Translation (2)	8	7	(6)	(14)	—			(10)	—
Net Income - Ex-FX (2)	$161	$136	$128	$149	$159	7%	(1)%	$618	$585	(5)%

(1)                   Latin America GCB consists of Cit’s consumer banking operations in Mexico.

(2)                   Reflects the impact of foreign currency (FX) translation into U.S. Dollars at the fourth quarter of 2017 and full year 2017 average exchange rates for all periods presented. Citigroup’s results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM  Not meaningful.

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER BANKING LATIN AMERICA - PAGE 2

						4Q17 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2016	2017	2017	2017	2017	3Q17	4Q16

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)

Branches (actual)	1,494	1,499	1,496	1,497	1,479	(1)%	(1)%
Accounts (in millions)	27.6	27.9	28.0	27.6	27.7	—	—
Average Deposits	$25.2	$25.3	$27.8	$28.8	$27.8	(3)%	10%
Investment Sales	$5.9	$5.5	$5.7	$6.8	$6.4	(6)%	8%
Investment AUMs	$28.9	$32.5	$34.1	$34.8	$32.1	(8)%	11%
Average Loans	$18.5	$18.3	$20.2	$21.2	$20.3	(4)%	10%
EOP Loans:
Mortgages	$3.9	$4.4	$4.6	$4.6	$4.1	(11)%	5%
Commercial Banking	8.5	9.2	9.9	10.3	10.0	(3)%	18%
Personal and Other	5.6	6.1	6.5	6.1	5.8	(5)%	4%
Total EOP Loans	$18.0	$19.7	$21.0	$21.0	$19.9	(5)%	11%

Total Net Interest Revenue (in millions) (1)	$593	$582	$664	$698	$668	(4)%	13%
As a % of Average Loans (1)	12.75%	12.90%	13.18%	13.06%	13.06%
Net Credit Losses (in millions)	$138	$137	$151	$143	$153	7%	11%
As a % of Average Loans	2.97%	3.04%	3.00%	2.68%	2.99%
Loans 90+ Days Past Due (in millions)	$136	$141	$150	$151	$130	(14)%	(4)%
As a % of EOP Loans	0.76%	0.72%	0.71%	0.72%	0.65%
Loans 30-89 Days Past Due (in millions)	$185	$246	$216	$244	$195	(20)%	5%
As a % of EOP Loans	1.03%	1.25%	1.03%	1.16%	0.98%

Citi-Branded Cards Key Indicators (in billions of dollars, except as otherwise noted)
EOP Open Accounts (in millions)	5.8	5.7	5.7	5.7	5.6	(2)%	(3)%
Purchase Sales (in billions)	$4.0	$3.6	$4.1	$4.2	$4.5	7%	13%
Average Loans (in billions) (2)	$5.0	$4.8	$5.3	$5.6	$5.4	(4)%	8%
EOP Loans (in billions) (2)	$4.8	$5.2	$5.5	$5.6	$5.4	(4)%	13%
Average Yield (3)	20.13%	19.81%	20.50%	20.73%	20.61%	(1)%	2%

Total Net Interest Revenue (in millions) (4)	$247	$218	$253	$287	$268	(7)%	9%
As a % of Average Loans (4)	19.65%	18.42%	19.15%	20.33%	19.69%
Net Credit Losses (in millions)	$110	$116	$126	$152	$139	(9)%	26%
As a % of Average Loans	8.75%	9.80%	9.54%	10.77%	10.21%
Net Credit Margin (in millions) (5)	$245	$199	$241	$242	$247	2%	1%
As a % of Average Loans (5)	19.49%	16.81%	18.24%	17.14%	18.15%
Loans 90+ Days Past Due (in millions)	$130	$137	$161	$159	$151	(5)%	16%
As a % of EOP Loans	2.71%	2.63%	2.93%	2.84%	2.80%
Loans 30-89 Days Past Due (in millions)	$125	$145	$151	$163	$153	(6)%	22%
As a % of EOP Loans	2.60%	2.79%	2.75%	2.91%	2.83%

(1)                   Also includes net interest revenue related to the region’s average deposit balances in excess of the average loan portfolio.

(2)                   Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.

(3)                   Average yield is gross interest revenue earned on loans divided by average loans.

(4)                   Net interest revenue includes certain fees that are recorded as interest revenue.

(5)                   Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER BANKING ASIA (1) - PAGE 1 (In millions of dollars, except as otherwise noted)

						4Q17 Increase/		Full	Full	YTD 2017 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2016 Increase/
	2016	2017	2017	2017	2017	3Q17	4Q16	2016	2017	(Decrease)

Net Interest Revenue	$1,110	$1,105	$1,149	$1,200	$1,214	1%	9%	$4,463	$4,668	5%
Non-Interest Revenue	586	617	652	669	677	1%	16%	2,375	2,615	10%
Total Revenues, Net of Interest Expense	1,696	1,722	1,801	1,869	1,891	1%	11%	6,838	7,283	7%
Total Operating Expenses	1,131	1,180	1,185	1,182	1,216	3%	8%	4,587	4,763	4%
Net Credit Losses	163	160	157	170	162	(5)%	(1)%	651	649	—
Credit Reserve Build / (Release)	11	13	(26)	(21)	5	NM	(55)%	(28)	(29)	(4)%
Provision for Unfunded Lending Commitments	(1)	(1)	(2)	(1)	(1)	—	—	(4)	(5)	(25)%
Provision for Benefits and Claims	—	—	—	—	—	—	—	—	—	—
Provisions for Credit Losses and for Benefits and Claims (LLR & PBC)	173	172	129	148	166	12%	(4)%	619	615	(1)%
Income from Continuing Operations before Taxes	392	370	487	539	509	(6)%	30%	1,632	1,905	17%
Income Taxes	131	124	164	184	173	(6)%	32%	549	645	17%
Income from Continuing Operations	261	246	323	355	336	(5)%	29%	1,083	1,260	16%
Noncontrolling Interests	1	—	2	1	2	100%	100%	4	5	25%
Net Income	$260	$246	$321	$354	$334	(6)%	28%	$1,079	$1,255	16%
Average Assets (in billions)	$120	$123	$125	$125	$126	1%	5%	$119	$125	5%
Return on Average Assets	0.86%	0.81%	1.03%	1.12%	1.05%			0.91%	1.00%
Efficiency Ratio	67%	69%	66%	63%	64%			67%	65%

Net Credit Losses as a % of Average Loans	0.79%	0.78%	0.74%	0.78%	0.73%			0.77%	0.76%

Revenue by Business
Retail Banking	$1,037	$1,063	$1,085	$1,154	$1,129	(2)%	9%	$4,247	$4,431	4%
Citi-Branded Cards	659	659	716	715	762	7%	16%	2,591	2,852	10%
Total	$1,696	$1,722	$1,801	$1,869	$1,891	1%	11%	$6,838	$7,283	7%

Net Credit Losses by Business
Retail Banking	$65	$62	$54	$69	$60	(13)%	(8)%	$261	$245	(6)%
Citi-Branded Cards	98	98	103	101	102	1%	4%	390	404	4%
Total	$163	$160	$157	$170	$162	(5)%	(1)%	$651	$649	—

Income from Continuing Operations by Business

Retail Banking	$165	$170	$193	$246	$199	(19)%	21%	$678	$808	19%
Citi-Branded Cards	96	76	130	109	137	26%	43%	405	452	12%
Total	$261	$246	$323	$355	$336	(5)%	29%	$1,083	$1,260	16%

FX Translation Impact:
Total Revenue - as Reported	$1,696	$1,722	$1,801	$1,869	$1,891	1%	11%	$6,838	$7,283	7%
Impact of FX Translation (2)	59	39	24	7	—			111	—
Total Revenues - Ex-FX (2)	$1,755	$1,761	$1,825	$1,876	$1,891	1%	8%	$6,949	$7,283	5%

Total Operating Expenses - as Reported	$1,131	$1,180	$1,185	$1,182	$1,216	3%	8%	$4,587	$4,763	4%
Impact of FX Translation (2)	44	30	18	8	—			75	—
Total Operating Expenses - Ex-FX (2)	$1,175	$1,210	$1,203	$1,190	$1,216	2%	3%	$4,662	$4,763	2%

Provisions for LLR & PBC - as Reported	$173	$172	$129	$148	$166	12%	(4)%	$619	$615	(1)%
Impact of FX Translation (2)	7	4	2	—	—			9	—
Provisions for LLR & PBC - Ex-FX (2)	$180	$176	$131	$148	$166	12%	(8)%	$628	$615	(2)%

Net Income - as Reported	$260	$246	$321	$354	$334	(6)%	28%	$1,079	$1,255	16%
Impact of FX Translation (2)	5	3	4	—	—			17	—
Net Income - Ex-FX (2)	$265	$249	$325	$354	$334	(6)%	26%	$1,096	$1,255	15%

(1)                   Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.

(2)                   Reflects the impact of foreign currency (FX) translation into U.S. Dollars at the fourth quarter of 2017 and full year 2017 average exchange rates for all periods presented.

 Citigroup’s results of operations excluding the impact of FX translation are non-GAAP financial measures.

NM  Not meaningful.

Reclassified to conform to the current period’s presentation.

GLOBAL CONSUMER BANKING ASIA (1) - PAGE 2

						4Q17 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2016	2017	2017	2017	2017	3Q17	4Q16

Retail Banking Key Indicators (in billions of dollars, except as otherwise noted)

Branches (actual)	401	397	379	282	278	(1)%	(31)%
Accounts (in millions)	16.5	16.4	16.3	16.2	16.0	(1)%	(3)%
Average Deposits	$89.9	$92.7	$94.3	$95.2	$96.0	1%	7%
Investment Sales	$7.3	$9.2	$9.6	$11.8	$10.7	(9)%	47%
Investment AUMs	$55.8	$59.1	$62.0	$64.8	$68.5	6%	23%
Average Loans	$64.6	$65.1	$66.5	$67.4	$68.8	2%	7%
EOP Loans:
Mortgages	$31.3	$32.5	$32.5	$32.6	$33.3	2%	6%
Commercial Banking	14.5	15.5	15.7	15.8	16.8	6%	16%
Personal and Other	17.2	18.2	18.6	19.1	19.9	4%	16%
Total EOP Loans	$63.0	$66.2	$66.8	$67.5	$70.0	4%	11%

Total Net Interest Revenue (in millions) (2)	$644	$636	$662	$688	$696	1%	8%
As a % of Average Loans (2)	3.97%	3.96%	3.99%	4.05%	4.01%
Net Credit Losses (in millions)	$65	$62	$54	$69	$60	(13)%	(8)%
As a % of Average Loans	0.40%	0.39%	0.33%	0.41%	0.35%
Loans 90+ Days Past Due (in millions)	$157	$165	$172	$171	$186	9%	18%
As a % of EOP Loans	0.25%	0.25%	0.26%	0.25%	0.27%
Loans 30-89 Days Past Due (in millions)	$327	$342	$340	$291	$321	10%	(2)%
As a % of EOP Loans	0.52%	0.52%	0.51%	0.43%	0.46%

Citi-Branded Cards Key Indicators (in billions of dollars, except as otherwise noted)
EOP Open Accounts (in millions)	16.3	16.7	16.7	16.6	16.4	(1)%	1%
Purchase Sales (in billions)	$19.4	$19.2	$20.1	$20.3	$21.9	8%	13%
Average Loans (in billions) (3)	$17.3	$18.1	$18.4	$18.8	$19.1	2%	10%
EOP Loans (in billions) (3)	$17.5	$18.3	$18.8	$18.8	$19.8	5%	13%
Average Yield (4)	12.92%	12.87%	12.84%	12.71%	12.67%	—	(2)%

Total Net Interest Revenue (in millions) (5)	$466	$469	$487	$512	$518	1%	11%
As a % of Average Loans (6)	10.72%	10.51%	10.62%	10.80%	10.76%
Net Credit Losses (in millions)	$98	$98	$103	$101	$102	1%	4%
As a % of Average Loans	2.25%	2.20%	2.25%	2.13%	2.12%
Net Credit Margin (in millions) (6)	$561	$561	$613	$614	$660	7%	18%
As a % of Average Loans (6)	12.90%	12.57%	13.36%	12.96%	13.71%
Loans 90+ Days Past Due	$180	$183	$193	$191	$199	4%	11%
As a % of EOP Loans	1.03%	1.00%	1.03%	1.02%	1.01%
Loans 30-89 Days Past Due	$224	$232	$251	$254	$259	2%	16%
As a % of EOP Loans	1.28%	1.27%	1.34%	1.35%	1.31%

(1)                   Asia GCB includes the results of operations of GCB activities in certain EMEA countries for all periods presented.

(2)                   Also includes net interest revenue related to the region’s average deposit balances in excess of the average loan portfolio.

(3)                   Average loans, EOP loans and the related consumer delinquency amounts and ratios include interest and fees receivables balances.

(4)                   Average yield is gross interest revenue earned on loans divided by average loans.

(5)                   Net interest revenue includes certain fees that are recorded as interest revenue.

(6)                   Net credit margin is total revenues, net of interest expense, less net credit losses and policy benefits and claims.

Reclassified to conform to the current period’s presentation.

INSTITUTIONAL CLIENTS GROUP (In millions of dollars, except as otherwise noted)

						4Q17 Increase/		Full	Full	YTD 2017 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2016 Increase/
	2016	2017	2017	2017	2017	3Q17	4Q16	2016	2017	(Decrease)

Commissions and Fees	$1,008	$1,043	$1,100	$1,099	$1,072	(2)%	6%	$4,045	$4,314	7%
Administration and Other Fiduciary Fees	555	588	642	653	640	(2)%	15%	2,262	2,523	12%
Investment Banking	969	1,044	1,180	1,099	1,081	(2)%	12%	3,655	4,404	20%
Principal Transactions	1,783	2,668	2,079	1,757	1,236	(30)%	(31)%	7,335	7,740	6%
Other(1)(2)	(68)	(7)	237	698	221	(68)%	NM	(164)	1,149	NM
Total Non-Interest Revenue	4,247	5,336	5,238	5,306	4,250	(20)%	—	17,133	20,130	17%
Net Interest Revenue (including Dividends)	3,937	3,790	3,975	3,925	3,847	(2)%	(2)%	16,094	15,537	(3)%
Total Revenues, Net of Interest Expense	8,184	9,126	9,213	9,231	8,097	(12)%	(1)%	33,227	35,667	7%
Total Operating Expenses	4,634	4,945	5,019	4,939	4,705	(5)%	2%	18,956	19,608	3%
Net Credit Losses	119	25	71	44	225	NM	89%	516	365	(29)%
Credit Reserve Build / (Release)	(53)	(176)	(15)	(38)	8	NM	NM	(64)	(221)	NM
Provision for Unfunded Lending Commitments	38	(54)	31	(170)	34	NM	(11)%	34	(159)	NM
Provision for Benefits and Claims	—	—	—	—	—	—	—	—	—	—
Provisions for Credit Losses and for Benefits and Claims	104	(205)	87	(164)	267	NM	NM	486	(15)	NM
Income from Continuing Operations before Taxes	3,446	4,386	4,107	4,456	3,125	(30)%	(9)%	13,785	16,074	17%
Income Taxes	1,065	1,375	1,327	1,394	912	(35)%	(14)%	4,260	5,008	18%
Income from Continuing Operations	2,381	3,011	2,780	3,062	2,213	(28)%	(7)%	9,525	11,066	16%
Noncontrolling Interests	12	15	18	14	10	(29)%	(17)%	58	57	(2)%
Net Income	$2,369	$2,996	$2,762	$3,048	$2,203	(28)%	(7)%	$9,467	$11,009	16%
EOP Assets (in billions)	$1,277	$1,314	$1,353	$1,370	$1,338	(2)%	5%
Average Assets (in billions)	$1,310	$1,318	$1,360	$1,369	$1,385	1%	6%	$1,298	$1,358	5%
Return on Average Assets (ROA)	0.72%	0.92%	0.81%	0.88%	0.63%			0.73%	0.81%
Efficiency Ratio	57%	54%	54%	54%	58%			57%	55%

Revenue by Region
North America	$2,949	$3,455	$3,568	$3,638	$2,975	(18)%	1%	$12,513	$13,636	9%
EMEA	2,605	2,807	2,837	2,655	2,393	(10)%	(8)%	9,855	10,692	8%
Latin America	994	1,127	1,042	1,059	988	(7)%	(1)%	3,977	4,216	6%
Asia	1,636	1,737	1,766	1,879	1,741	(7)%	6%	6,882	7,123	4%
Total Revenues, net of Interest Expense	$8,184	$9,126	$9,213	$9,231	$8,097	(12)%	(1)%	$33,227	$35,667	7%

Income from Continuing Operations by Region
North America	$877	$1,100	$1,112	$1,322	$915	(31)%	4%	$3,495	$4,449	27%
EMEA	647	855	779	746	424	(43)%	(34)%	2,365	2,804	19%
Latin America	343	475	333	380	325	(14)%	(5)%	1,454	1,513	4%
Asia	514	581	556	614	549	(11)%	7%	2,211	2,300	4%
Income from Continuing Operations	$2,381	$3,011	$2,780	$3,062	$2,213	(28)%	(7)%	$9,525	$11,066	16%

Average Loans by Region (in billions)
North America	149	$146	$150	$152	157	3%	5%	$145	$151	4%
EMEA	66	65	67	71	73	3%	11%	66	69	5%
Latin America	34	34	35	34	33	(3)%	(3)%	35	34	(3)%
Asia	55	57	61	64	65	2%	18%	57	62	9%
Total	$304	$302	$313	$321	$328	2%	8%	$303	$316	4%

EOP Deposits by Region (in billions)
North America	$282	$287	$280	$290	$296	2%	5%
EMEA	164	161	170	172	174	1%	6%
Latin America	26	28	27	26	25	(2)%	(1)%
Asia	140	144	147	152	145	(5)%	3%
Total	$612	$620	$624	$640	$640	—	5%

EOP Deposits by Business (in billions)
Treasury and Trade Solutions	$412	$417	$421	$428	$432	1%	5%
All Other ICG Businesses	200	203	203	212	208	(2)%	4%
Total	$612	$620	$624	$640	$640	—	5%

(1)                   Third quarter of 2017 includes the $580 million gain on the sale of a fixed income analytics business.

(2)                   The full year of 2016 includes a charge of approximately $180 million, primarily reflecting the write-down of Citi’s net investment in Venezuela as a result of changes in the exchange rate during the 2016 first quarter.

NM  Not meaningful.

Reclassified to conform to the current period’s presentation.

INSTITUTIONAL CLIENTS GROUP REVENUES BY BUSINESS (In millions of dollars, except as otherwise noted)

						4Q17 Increase/		Full	Full	YTD 2017 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2016 Increase/
	2016	2017	2017	2017	2017	3Q17	4Q16	2016	2017	(Decrease)

Revenue Details:
Investment Banking:
Advisory	$296	$246	$314	$237	$311	31%	5%	$1,000	$1,108	11%
Equity Underwriting	190	235	295	290	233	(20)%	23%	628	1,053	68%
Debt Underwriting	645	733	877	704	697	(1)%	8%	2,674	3,011	13%

Total Investment Banking	1,131	1,214	1,486	1,231	1,241	1%	10%	4,302	5,172	20%
Treasury and Trade Solutions	2,009	2,075	2,065	2,144	2,189	2%	9%	7,897	8,473	7%
Corporate Lending - Excluding Gain/(Loss) on Loan Hedges	448	434	477	502	509	1%	14%	1,718	1,922	12%
Private Bank	671	744	788	785	771	(2)%	15%	2,709	3,088	14%
Total Banking Revenues (Ex-Gain/(Loss) on Loan Hedges) (1)	$4,259	$4,467	$4,816	$4,662	$4,710	1%	11%	$16,626	$18,655	12%

Corporate Lending — Gain/(Loss) on Loan Hedges (1)	(107)	(115)	9	(48)	21	NM	NM	(594)	(133)	78%
Total Banking Revenues including G(L) on Loan Hedges (1)	$4,152	$4,352	$4,825	$4,614	$4,731	3%	14%	$16,032	$18,522	16%

Fixed Income Markets	$2,957	$3,622	$3,215	$2,877	$2,413	(16)%	(18)%	$12,853	$12,127	(6)%
Equity Markets	685	769	691	757	530	(30)%	(23)%	2,812	2,747	(2)%
Securities Services	529	543	584	599	603	1%	14%	2,152	2,329	8%
Other (2)(3)	(139)	(160)	(102)	384	(180)	NM	(29)%	(622)	(58)	91%
Total Markets and Securities Services	$4,032	$4,774	$4,388	$4,617	$3,366	(27)%	(17)%	$17,195	$17,145	—
Total Revenues, net of Interest Expense	$8,184	$9,126	$9,213	$9,231	$8,097	(12)%	(1)%	$33,227	$35,667	7%

Taxable-equivalent adjustments (4)	$169	$189	$177	$176	$174	(1)%	3%	$641	$716	12%

Total ICG Revenues including taxable-equivalent adjustments (4)	$8,353	$9,315	$9,390	$9,407	$8,271	(12)%	(1)%	$33,868	$36,383	7%

Commissions and Fees	$122	$140	$154	$167	$164	(2)%	34%	474	625	32%
Principal Transactions (5)	1,604	2,318	1,890	1,546	1,072	(31)%	(33)%	6,538	6,826	4%
Other	(9)	149	181	129	131	2%	NM	591	590	—
Total Non-Interest Revenue	$1,717	$2,607	$2,225	$1,842	$1,367	(26)%	(20)%	$7,603	$8,041	6%
Net Interest Revenue	1,240	1,015	990	1,035	1,046	1%	(16)%	5,250	4,086	(22)%
Total Fixed Income Markets	$2,957	$3,622	$3,215	$2,877	$2,413	(16)%	(18)%	$12,853	$12,127	(6)%

Rates and Currencies	$2,230	$2,503	$2,227	$2,161	$1,892	(12)%	(15)%	$9,289	$8,783	(5)%
Spread Products / Other Fixed Income	727	1,119	988	716	521	(27)%	(28)%	3,564	3,344	(6)%
Total Fixed Income Markets	$2,957	$3,622	$3,215	$2,877	$2,413	(16)%	(18)%	$12,853	$12,127	(6)%

Commissions and Fees	$322	$316	$313	$301	$304	1%	(6)%	1,300	1,234	(5)%
Principal Transactions (5)	86	166	(25)	190	51	(73)%	(41)%	134	382	NM
Other	6	8	(7)	(5)	8	NM	33%	139	4	(97)%
Total Non-Interest Revenue	$414	$490	$281	$486	$363	(25)%	(12)%	$1,573	$1,620	3%
Net Interest Revenue	271	279	410	271	167	(38)%	(38)%	1,239	1,127	(9)%
Total Equity Markets	$685	$769	$691	$757	$530	(30)%	(23)%	$2,812	$2,747	(2)%

(1)                   Credit derivatives are used to economically hedge a portion of the corporate loan portfolio that includes both accrual loans and loans at fair value. Gain/(loss) on loan hedges includes the mark-to-market on the credit derivatives partially offset by the mark-to-market on the loans in the portfolio that are at fair value. Hedges on accrual loans reflect the mark-to-market on credit derivatives used to economically hedge the corporate loan accrual portfolio. The fixed premium costs of these hedges are netted against the corporate lending revenues to reflect the cost of credit protection. Citigroup’s results of operations excluding the impact of gain/(loss) on loan hedges are non-GAAP financial measures.

(2)                   Third quarter of 2017 includes the $580 million gain on the sale of a fixed income analytics business.

(3)                   The full year of 2016 includes a charge of approximately $180 million, primarily reflecting the write-down of Citi’s net investment in Venezuela as a result of changes in the exchange rate during the 2016 first quarter.

(4)                   Primarily relates to income tax credits related to affordable housing and alternative energy investments as well as tax exempt income from municipal bond investments.

(5)                   Excludes principal transactions revenues of ICG businesses other than Markets, primarily treasury and trade solutions and the private bank.

NM  Not meaningful.

Reclassified to conform to the current period’s presentation.

CORPORATE / OTHER (1) (In millions of dollars, except as otherwise noted)

						4Q17 Increase/		Full	Full
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year
	2016	2017	2017	2017	2017(2)	3Q17	4Q16	2016	2017

Net Interest Revenue	$569	$545	$491	$507	$420	(17)%	(26)%	$2,985	$1,963
Non-interest revenue	292	632	162	2	326	NM	12%	2,144	1,122
Total Revenues, Net of Interest Expense	861	1,177	653	509	746	47%	(13)%	5,129	3,085
Total Operating Expenses	1,130	1,117	990	822	857	4%	(24)%	4,977	3,786
Net Credit Losses	61	81	24	29	15	(48)%	(75)%	435	149
Credit Reserve Build / (Release)	(80)	(35)	(154)	(79)	(49)	38%	39%	(456)	(317)
Provision for Benefits and Claims	—	1	—	—	(8)	NM	NM	98	(7)
Provision for Unfunded Lending Commitments	(2)	5	(2)	—	(3)	NM	(50)%	(8)	—
Total provisions for credit losses and for benefits and claims	(21)	52	(132)	(50)	(45)	10%	NM	69	(175)
Income from Continuing Operations before Taxes	(248)	8	(205)	(263)	(66)	75%	73%	83	(526)
Income Taxes (Benefits)	(233)	(96)	(179)	(164)	21,655	NM	NM	(471)	21,216
Income (Loss) from Continuing Operations	(15)	104	(26)	(99)	(21,721)	NM	NM	554	(21,742)
Income (Loss) from Discontinued Operations, net of taxes	(3)	(18)	21	(5)	(109)	NM	NM	(58)	(111)
Noncontrolling Interests	2	(6)	10	(17)	7	NM	NM	(2)	(6)
Net Income (Loss)	$(20)	$92	$(15)	$(87)	$(21,837)	NM	NM	$498	$(21,847)
EOP Assets (in billions of dollars)	$103	$95	$92	$100	$75	(25)%	(27)%
Average Assets (in billions of dollars)	$100	$102	$95	$102	$101	(1)%	1%	$115	$100
Return on Average Assets	(0.08)%	0.37%	(0.06)%	(0.34)%	(85.78)%			0.43%	(21.85)%
Efficiency Ratio	131%	95%	152%	161%	115%			97%	123%

Corporate/Other Consumer Key Indicators:

Consumer - International (2)

Branches (actual)	61	50	49	49	49	—	(20)%
Average Loans (in billions)	$2.4	$2.1	$1.9	$1.9	$1.7	(11)%	(29)%	$5.2	$1.9
EOP Loans (in billions)	$2.4	$2.1	$1.8	$1.7	$1.6	(6)%	(33)%
Net Interest Revenue	$94	$76	$80	$63	$74	17%	(21)%
As a % of Average Loans	15.58%	14.68%	16.89%	13.16%	17.27%
Net Credit Losses	$32	$26	$24	$25	$7	(72)%	(78)%	$269	$82
As a % of Average Loans	5.30%	5.02%	5.07%	5.22%	1.63%			5.17%	4.32%
Loans 90+ Days Past Due	$94	$77	$63	$57	$43	(25)%	(54)%
As a % of EOP Loans	3.92%	3.67%	3.50%	3.35%	2.69%
Loans 30-89 Days Past Due	$49	$60	$44	$47	$40	(15)%	(18)%
As a % of EOP Loans	2.04%	2.86%	2.44%	2.76%	2.50%

Consumer - North America

Branches (actual)	251	27	—	—	—	—	(100)%
Average Loans (in billions of dollars)	$32.0	$29.6	$25.9	$23.9	$21.9	(8)%	(32)%	36.0	25.3
EOP Loans (in billions of dollars)	$30.8	$27.2	$24.9	$23.0	$21.2	(8)%	(31)%
Net Interest Revenue	$198	$204	$110	$168	$174	4%	(12)%
As a % of Average Loans	2.46%	2.80%	1.70%	2.79%	3.15%
Net Credit Losses	$28	$43	$(6)	$27	$10	(63)%	(64)%	169	74
As a % of Average Loans	0.35%	0.59%	(0.09)%	0.45%	0.18%			0.47%	0.29%
Loans 90+ Days Past Due (3)	$740	$607	$538	$548	$514	(6)%	(31)%
As a % of EOP Loans	2.52%	2.35%	2.28%	2.51%	2.56%
Loans 30-89 Days Past Due (3)	$686	$555	$510	$596	$502	(16)%	(27)%
As a % of EOP Loans	2.33%	2.15%	2.16%	2.73%	2.50%

(1)                   Includes certain costs of global staff functions, other corporate expenses and certain global operations and technology expenses, Corporate Treasury, certain North America and International consumer loan portfolios, Discontinued operations and other legacy assets.

(2)                   See footnote 1 on page 1.

(3)                   See footnote 2 on page 18.

NM  Not meaningful.

Reclassified to conform to the current period’s presentation.

CORPORATE / OTHER CONSUMER KEY INDICATORS - Continued (In millions of dollars, except as otherwise noted)

						4Q17 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2016	2017	2017	2017	2017	3Q17	4Q16

North America Mortgages

Residential First	$13.9	$12.3	$11.4	$10.2	$9.4	(8)%	(32)%
Home Equity	15.6	14.7	12.9	11.9	11.1	(7)%	(29)%
Average Loans (in billions of dollars)	$29.5	$27.0	$24.3	$22.1	$20.5	(7)%	(31)%

Residential First	$13.4	$12.3	$11.0	$10.1	$9.3	(8)%	(31)%
Home Equity	15.0	13.4	12.4	11.5	10.6	(8)%	(29)%
EOP Loans (in billions of dollars)	$28.4	$25.7	$23.4	$21.6	$19.9	(8)%	(30)%

Third Party Mortgage Serv. Portfolio (EOP, in billions)	$18.0	$15.9	$14.9	$12.6	$12.1	(4)%	(33)%
Net Servicing & Gain/(Loss) on Sale (1)	$17.9	$(265.4)	$29.5	$20.8	$23.5	13%	31%
Net Interest Revenue	$114	$103	$60	$77	$78	1%	(32)%
As a % of Avg. Loans	1.54%	1.55%	0.99%	1.38%	1.51%

Residential First	$(23)	$7	$(26)	$1	$(1)	NM	96%
Home Equity	25	10	14	23	8	(65)%	(68)%
Net Credit Losses (NCLs)	$2	$17	$(12)	$24	$7	(71)%	NM
As a % of Avg. Loans	0.03%	0.26%	(0.20)%	0.43%	0.14%

Residential First	$290	$212	$175	$194	$173	(11)%	(40)%
Home Equity	420	385	356	346	334	(3)%	(20)%
Loans 90+ Days Past Due (2) (3)	$710	$597	$531	$540	$507	(6)%	(29)%
As a % of EOP Loans	2.63%	2.46%	2.40%	2.65%	2.70%

Residential First	$395	$314	$290	$365	$284	(22)%	(28)%
Home Equity	234	214	197	209	195	(7)%	(17)%
Loans 30-89 Days Past Due (2) (3)	$629	$528	$487	$574	$479	(17)%	(24)%
As a % of EOP Loans	2.33%	2.17%	2.20%	2.81%	2.55%

(1)                   The first quarter of 2017 includes the loss related to Citi’s previously announced exit of its U.S. mortgage servicing operations.

(2)                   The Loans 90+ Days Past Due and 30-89 Days Past Due and related ratios exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies.

The amounts excluded for Loans 90+ Days Past Due and (EOP Loans) for each period were $0.9 billion and ($1.4 billion), $0.8 billion and ($1.4 billion), $0.7 billion and ($1.3 billion), $0.7 billion and ($1.2 billion), and $0.6 billion and ($1.1 billion), as of December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, respectively.

The amounts excluded for Loans 30-89 Days Past Due and (EOP Loans) for each period were $0.2 billion and ($1.4 billion), and $0.1 billion and ($1.4 billion), $0.2 billion and ($1.3 billion), $0.1 billion and ($1.2 billion), and $0.1 billion and ($1.1 billion), as of December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, respectively.

(3)                   The December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017 Loans 90+ Days Past Due and 30-89 Days Past Due and related ratios exclude $7 million, $7 million, $6 million, $6 million and $4 million, respectively, of loans that are carried at fair value.

NM  Not meaningful.

Reclassified to conform to the current period’s presentation.

AVERAGE BALANCES AND INTEREST RATES (1)(2)(3)(4)(5) Taxable Equivalent Basis

	Average Volumes			Interest			% Average Rate (4)
	Fourth	Third	Fourth	Fourth	Third	Fourth	Fourth		Third		Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter		Quarter		Quarter
In millions of dollars, except as otherwise noted	2016	2017	2017	2016	2017	2017	2016		2017		2017
Assets:
Deposits with Banks	$143,119	$176,942	$179,810	$268	$486	$479	0.74%		1.09%		1.06%
Fed Funds Sold and Resale Agreements (6)	235,364	245,451	249,904	596	858	901	1.01%		1.39%		1.43%
Trading Account Assets (7)	194,782	204,607	211,685	1,371	1,473	1,345	2.80%		2.86%		2.52%
Investments	345,552	352,026	353,050	1,963	2,154	2,248	2.26%		2.43%		2.53%
Total Loans (net of Unearned Income) (8)	626,028	646,321	653,951	10,033	10,681	10,597	6.38%		6.56%		6.43%
Other Interest-Earning Assets	62,602	61,677	63,996	321	292	317	2.04%		1.88%		1.97%
Total Average Interest-Earning Assets	$1,607,447	$1,687,024	$1,712,396	$14,552	$15,944	$15,887	3.60%		3.75%		3.68%

Liabilities:
Deposits (excluding deposit insurance and FDIC Assessment)	$718,871	$757,442	$760,134	$1,041	$1,474	$1,480	0.58%		0.77%		0.77%
Deposit Insurance and FDIC Assessment	—	—	—	306	301	313
Total Deposits	718,871	757,442	760,134	1,347	1,775	1,793	0.75%		0.93%		0.94%
Fed Funds Purchased and Repurchase Agreements (6)	150,137	158,064	162,838	424	712	780	1.12%		1.79%		1.90%
Trading Account Liabilities (7)	81,670	89,809	89,485	124	169	176	0.60%		0.75%		0.78%
Short-Term Borrowings	94,935	98,139	105,339	177	318	340	0.74%		1.29%		1.28%
Long-Term Debt (9)	183,637	203,064	207,598	1,205	1,405	1,447	2.61%		2.75%		2.77%
Total Average Interest-Bearing Liabilities	$1,229,250	$1,306,518	$1,325,394	$3,277	$4,379	$4,536	1.06%		1.33%		1.36%
Total Average Interest-Bearing Liabilities (excluding deposit insurance and FDIC Assessment)	$1,229,250	$1,306,518	$1,325,394	$2,971	$4,078	$4,223	0.96%		1.24%		1.26%

Net Interest Revenue as a % of Average Interest-Earning Assets (NIM)				$11,275	$11,565	$11,351	2.79%		2.72%		2.63%

NIR as a % of Average Interest-Earning Assets (NIM) (excluding deposit insurance and FDIC Assessment)				$11,581	$11,866	$11,664	2.87%		2.79%		2.70%

4Q17 Increase (Decrease) From							(16	)bps	(9	)bps

4Q17 Increase (Decrease) (excluding deposit insurance and FDIC Assessment) From							(17	)bps	(9	)bps

(1)                   Interest Revenue includes the taxable equivalent adjustments (based on the U.S. federal statutory tax rate of 35%) of $113 million for the fourth quarter of 2016, $123 million for the third quarter of 2017 and $128 million for the fourth quarter of 2017.

(2)                   Citigroup average balances and interest rates include both domestic and international operations.

(3)                   Monthly averages have been used by certain subsidiaries where daily averages are unavailable.

(4)                   Average rate % is calculated as annualized interest over average volumes.

(5)                   Preliminary.

(6)                   Average volumes of securities borrowed or purchased under agreements to resell and securities loaned or sold under agreements to repurchase are reported net pursuant to FIN 41; the related interest excludes the impact of ASU 2013-01 (Topic 210).

(7)                   Interest expense on trading account liabilities of ICG is reported as a reduction of interest revenue.  Interest revenue and interest expense on cash collateral positions are reported in trading account assets and trading account liabilities, respectively.

(8)                   Nonperforming loans are included in the average loan balances.

(9)                   Excludes hybrid financial instruments with changes recorded in Principal Transactions.

Reclassified to conform to the current period’s presentation.

DEPOSITS (In billions of dollars)

						4Q17 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2016	2017	2017	2017	2017	3Q17	4Q16

Global Consumer Banking
North America	$185.0	$188.4	$185.2	$185.1	$182.5	(1)%	(1)%
Latin America	24.9	27.6	28.7	28.3	27.1	(4)%	9%
Asia (1)	89.9	95.4	95.4	96.6	97.7	1%	9%
Total	$299.8	$311.4	$309.3	$310.0	$307.3	(1)%	3%

ICG
North America	$282.6	$287.0	$280.0	$290.2	$295.9	2%	5%
EMEA	163.5	160.6	169.8	171.7	173.7	1%	6%
Latin America	25.7	27.5	26.9	25.8	25.4	(2)%	(1)%
Asia	140.0	144.4	146.9	151.9	144.5	(5)%	3%
Total	$611.8	$619.5	$623.6	$639.6	$639.5	—	5%

Corporate/Other	$17.8	$19.1	$25.8	$14.4	$13.0	(10)%	(27)%

Total Deposits - EOP	$929.4	$950.0	$958.7	$964.0	$959.8	—	3%

Total Deposits - Average	$935.1	$940.9	$960.0	$965.9	$973.3	1%	4%

Foreign Currency (FX) Translation Impact:
Total EOP Deposits - as Reported	$929.4	$950.0	$958.7	$964.0	$959.8	—	3%
Impact of FX Translation (2)	23.4	12.1	5.4	1.4	—
Total EOP Deposits - Ex-FX (2)	$952.8	$962.1	$964.1	$965.4	$959.8	(1)%	1%

(1)                   Asia GCB includes deposits of certain EMEA countries for all periods presented.

(2)                   Reflects the impact of FX translation into U.S. Dollars at the fourth quarter of 2017 exchange rates for all periods presented.
Citigroup’s results of operations excluding the impact of FX translation are non-GAAP financial measures.

Reclassified to conform to the current period’s presentation.

EOP LOANS (In billions of dollars)

						4Q17 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2016	2017	2017	2017	2017	3Q17	4Q16

Global Consumer Banking

North America
Credit Cards	$133.3	$126.4	$130.8	$132.2	$139.7	6%	5%
Retail Banking	55.3	55.5	55.6	55.7	56.0	1%	1%
Total	$188.6	$181.9	$186.4	$187.9	$195.7	4%	4%

Latin America
Credit Cards	$4.8	$5.2	$5.5	$5.6	$5.4	(4)%	13%
Retail Banking	18.0	19.7	21.0	21.0	19.9	(5)%	11%
Total	$22.8	$24.9	$26.5	$26.6	$25.3	(5)%	11%

Asia (1)
Credit Cards	$17.5	$18.3	$18.8	$18.8	$19.8	5%	13%
Retail Banking	63.0	66.2	66.8	67.5	70.0	4%	11%
Total	$80.5	$84.5	$85.6	$86.3	$89.8	4%	12%

Total GCB Consumer Loans
Credit Cards	$155.6	$149.9	$155.1	$156.6	$164.9	5%	6%
Retail Banking	136.3	141.4	143.4	144.2	145.9	1%	7%
Total GCB	$291.9	$291.3	$298.5	$300.8	$310.8	3%	6%

Corporate/Other - Consumer:

North America
Mortgages	$28.4	$25.7	$23.4	$21.6	$19.9	(8)%	(30)%
Other	2.4	1.5	1.5	1.4	1.3	(7)%	(46)%
Total	$30.8	$27.2	$24.9	$23.0	$21.2	(8)%	(31)%

International	$2.4	$2.1	$1.8	$1.7	$1.6	(6)%	(33)%

Corporate/Other - Other Consumer	—	—	0.1	0.1	0.1	—	—

Total Corporate/Other - Consumer	$33.2	$29.3	$26.8	$24.8	$22.9	(8)%	(31)%

Total Consumer Loans	$325.1	$320.6	$325.3	$325.6	$333.7	2%	3%

Total Corporate Loans
North America	$148.0	$147.8	$151.8	$155.8	$159.2	2%	8%
EMEA	62.7	66.4	71.3	72.7	74.4	2%	19%
Latin America	33.8	35.1	34.1	33.7	33.5	(1)%	(1)%
Asia	54.8	58.7	62.2	65.4	66.3	1%	21%
Total Corporate Loans	$299.3	$308.0	$319.4	$327.6	$333.4	2%	11%

Total Loans	$624.4	$628.6	$644.7	$653.2	$667.0	2%	7%

Foreign Currency (FX) Translation Impact:
Total EOP Loans - as Reported	$624.4	$628.6	$644.7	$653.2	$667.0	2%	7%
Impact of FX Translation (2)	12.3	4.8	2.0	0.2	—
Total EOP Loans - Ex-FX (2)	$636.7	$633.4	$646.7	$653.4	$667.0	2%	5%

(1)                   Asia GCB includes loans of certain EMEA countries for all periods presented.

(2)                   Reflects the impact of FX translation into U.S. Dollars at the fourth quarter of 2017 exchange rates for all periods presented.

Citigroup’s results of operations excluding the impact of FX translation are non-GAAP financial measures.

Reclassified to conform to the current period’s presentation.

SUPPLEMENTAL DETAIL CONSUMER LOANS 90+ DAYS DELINQUENCY AMOUNTS AND RATIOS BUSINESS VIEW (In millions of dollars, except EOP loan amounts in billions of dollars)

	Loans 90+ Days Past Due (1)					EOP Loans
	4Q	1Q	2Q	3Q	4Q	4Q
	2016	2017	2017	2017	2017	2017

GCB (2)
Total	$2,293	$2,241	$2,183	$2,279	$2,478	$310.8
Ratio	0.79%	0.77%	0.73%	0.76%	0.80%

Retail Bank (2)
Total	$474	$488	$477	$489	$515	$145.9
Ratio	0.35%	0.35%	0.33%	0.34%	0.35%
North America (2)	$181	$182	$155	$167	$199	$56.0
Ratio	0.33%	0.33%	0.28%	0.30%	0.36%
Latin America	$136	$141	$150	$151	$130	$19.9
Ratio	0.76%	0.72%	0.71%	0.72%	0.65%
Asia (3)	$157	$165	$172	$171	$186	$70.0
Ratio	0.25%	0.25%	0.26%	0.25%	0.27%

Cards
Total	$1,819	$1,753	$1,706	$1,790	$1,963	$164.9
Ratio	1.17%	1.17%	1.10%	1.14%	1.19%
North America - Citi-Branded	$748	$698	$659	$668	$768	$90.5
Ratio	0.87%	0.85%	0.77%	0.77%	0.85%
North America - Retail Services	$761	$735	$693	$772	$845	$49.2
Ratio	1.61%	1.66%	1.53%	1.68%	1.72%
Latin America	$130	$137	$161	$159	$151	$5.4
Ratio	2.71%	2.63%	2.93%	2.84%	2.80%
Asia (3)	$180	$183	$193	$191	$199	$19.8
Ratio	1.03%	1.00%	1.03%	1.02%	1.01%

Corporate/Other - Consumer (2) (4)	$834	$684	$601	$605	$557	$22.9
Ratio	2.62%	2.45%	2.37%	2.57%	2.57%
International	$94	$77	$63	$57	$43	$1.6
Ratio	3.92%	3.67%	3.50%	3.35%	2.69%
North America (2) (4)	$740	$607	$538	$548	$514	$21.3
Ratio	2.52%	2.35%	2.28%	2.51%	2.56%

Total Citigroup (2) (4)	$3,127	$2,925	$2,784	$2,884	$3,035	$333.7
Ratio	0.97%	0.92%	0.86%	0.89%	0.91%

(1)                  The ratio of 90+ Days Past Due is calculated based on end-of-period loans, net of unearned income.

(2)                  The 90+ Days Past Due and related ratios for North America Retail Banking and Corporate/Other North America exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies. See footnote 2 on page 9 and footnote 2 on page 18.

(3)                  Asia includes delinquency amounts, ratios and loans of certain EMEA countries for all periods presented.

(4)                  See footnote 3 on page 18.

Reclassified to conform to the current period’s presentation.

SUPPLEMENTAL DETAIL CONSUMER LOANS 30-89 DAYS DELINQUENCY AMOUNTS AND RATIOS BUSINESS VIEW (In millions of dollars, except EOP loan amounts in billions of dollars)

	Loans 30-89 Days Past Due (1)					EOP Loans
	4Q	1Q	2Q	3Q	4Q	4Q
	2016	2017	2017	2017	2017	2017

GCB (2)
Total	$2,540	$2,516	$2,498	$2,763	$2,762	$310.8
Ratio	0.87%	0.87%	0.84%	0.92%	0.89%

Retail Bank (2)
Total	$726	$777	$747	$805	$822	$145.9
Ratio	0.54%	0.55%	0.52%	0.56%	0.57%
North America (2)	$214	$189	$191	$270	$306	$56.0
Ratio	0.39%	0.35%	0.35%	0.49%	0.55%
Latin America	$185	$246	$216	$244	$195	$19.9
Ratio	1.03%	1.25%	1.03%	1.16%	0.98%
Asia (3)	$327	$342	$340	$291	$321	$70.0
Ratio	0.52%	0.52%	0.51%	0.43%	0.46%

Cards
Total	$1,814	$1,739	$1,751	$1,958	$1,940	$164.9
Ratio	1.17%	1.16%	1.13%	1.25%	1.18%
North America - Citi-Branded	$688	$632	$619	$705	$698	$90.5
Ratio	0.80%	0.77%	0.72%	0.82%	0.77%
North America - Retail Services	$777	$730	$730	$836	$830	$49.2
Ratio	1.64%	1.65%	1.62%	1.82%	1.69%
Latin America	$125	$145	$151	$163	$153	$5.4
Ratio	2.60%	2.79%	2.75%	2.91%	2.83%
Asia (3)	$224	$232	$251	$254	$259	$19.8
Ratio	1.28%	1.27%	1.34%	1.35%	1.31%

Corporate/Other - Consumer (2) (4)	$735	$615	$554	$643	$542	$22.9
Ratio	2.31%	2.20%	2.18%	2.74%	2.50%
International	$49	$60	$44	$47	$40	$1.6
Ratio	2.04%	2.86%	2.44%	2.76%	2.50%
North America (2) (4)	$686	$555	$510	$596	$502	$21.3
Ratio	2.33%	2.15%	2.16%	2.73%	2.50%

Total Citigroup (2) (4)	$3,275	$3,131	$3,052	$3,406	$3,304	$333.7
Ratio	1.01%	0.98%	0.94%	1.05%	1.00%

(1)                   The ratio of 30-89 Days Past Due is calculated based on end-of-period loans, net of unearned income.

(2)                   The 30-89 Days Past Due and related ratios for North America Retail Banking and Corporate/Other North America exclude U.S. mortgage loans that are guaranteed by U.S. government-sponsored agencies since the potential loss predominantly resides with the U.S. agencies. See footnote 2 on page 9 and footnote 2 on page 18.

(3)                   Asia includes delinquency amounts, ratios and loans of certain EMEA countries for all periods presented.

(4)                   See footnote 3 on page 18.

Reclassified to conform to the current period’s presentation.

ALLOWANCE FOR CREDIT LOSSES - PAGE 1 (In millions of dollars)

						4Q17 Increase/		Full	Full	YTD 2017 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2016 Increase/
	2016	2017	2017	2017	2017	3Q17	4Q16	2016	2017	(Decrease)

Total Citigroup
Allowance for Loan Losses at Beginning of Period (1)	$12,439	$12,060	$12,030	$12,025	$12,366			$12,626	$12,060

Gross Credit (Losses)	(2,083)	(2,144)	(2,130)	(2,120)	(2,279)	(8)%	(9)%	(8,222)	(8,673)	(5)%
Gross Recoveries	387	435	420	343	399	16%	3%	1,661	1,597	(4)%
Net Credit (Losses) / Recoveries (NCLs)	(1,696)	(1,709)	(1,710)	(1,777)	(1,880)	(6)%	(11)%	(6,561)	(7,076)	(8)%
NCLs	1,696	1,709	1,710	1,777	1,880	6%	11%	6,561	7,076	8%
Net Reserve Builds / (Releases)	130	(20)	67	419	78	(81)%	(40)%	340	544	60%
Net Specific Reserve Builds / (Releases)	(99)	(14)	(111)	(50)	58	NM	NM	(152)	(117)	23%
Provision for Loan Losses	1,727	1,675	1,666	2,146	2,016	(6)%	17%	6,749	7,503	11%
Other (2) (3) (4) (5) (6) (7)	(410)	4	39	(28)	(147)	NM	64%	(754)	(132)
Allowance for Loan Losses at End of Period (1) (a)	$12,060	$12,030	$12,025	$12,366	$12,355			$12,060	$12,355

Allowance for Unfunded Lending Commitments (8) (a)	$1,418	$1,377	$1,406	$1,232	$1,258			$1,418	$1,258

Provision for Unfunded Lending Commitments	$33	$(43)	$28	$(175)	$29			$29	$(161)

Total Allowance for Loans, Leases and Unfunded Lending Commitments [Sum of (a)]	$13,478	$13,407	$13,431	$13,598	$13,613			$13,478	$13,613

Total Allowance for Loan Losses as a Percentage of Total Loans (9) (10)	1.94%	1.93%	1.88%	1.91%	1.87%

Consumer:
Allowance for Loan Losses at Beginning of Period (1)	$9,673	$9,358	$9,495	$9,515	$9,892			$9,835	$9,358

Net Credit Losses (NCLs)	(1,576)	(1,672)	(1,633)	(1,734)	(1,658)	4%	(5)%	(6,048)	(6,697)	(11)%
NCLs	1,576	1,672	1,633	1,734	1,658	(4)%	5%	6,048	6,697	11%
Net Reserve Builds / (Releases)	93	146	71	479	115	(76)%	24%	425	811	91%
Net Specific Reserve Builds / (Releases)	(10)	(2)	(84)	(71)	12	NM	NM	(152)	(145)	5%
Provision for Loan Losses	1,659	1,816	1,620	2,142	1,785	(17)%	8%	6,321	7,363	16%
Other (2) (3) (4) (5) (6) (7)	(398)	(7)	33	(31)	(150)	NM	62%	(750)	(155)	79%
Allowance for Loan Losses at End of Period (1) (b)	$9,358	$9,495	$9,515	$9,892	$9,869			$9,358	$9,869

Consumer Allowance for Unfunded Lending Commitments (8) (b)	$35	$41	$40	$35	$33			$35	$33

Provision for Unfunded Lending Commitments	$(3)	$6	$(1)	$(5)	$(2)			$(2)	$(2)

Total Allowance for Loans, Leases and Unfunded Lending Commitments [Sum of (b)]	$9,393	$9,536	$9,555	$9,927	$9,902			$9,393	$9,902

Consumer Allowance for Loan Losses as a Percentage of Total Consumer Loans (9)	2.88%	2.96%	2.93%	3.04%	2.96%

Corporate
Allowance for Loan Losses at Beginning of Period (1)	$2,766	$2,702	$2,535	$2,510	$2,474			$2,791	$2,702

Net Credit (Losses) / Recoveries (NCL’s)	(120)	(37)	(77)	(43)	(222)	NM	(85)%	(513)	(379)	26%
NCLs	120	37	77	43	222	NM	85%	513	379	(26)%
Net Reserve Builds / (Releases)	37	(166)	(4)	(60)	(37)	38%	NM	(85)	(267)	NM
Net Specific Reserve Builds / (Releases)	(89)	(12)	(27)	21	46	NM	NM	—	28	NM
Provision for Loan Losses	68	(141)	46	4	231	NM	NM	428	140	(67)%
Other (2)	(12)	11	6	3	3			(4)	23
Allowance for Loan Losses at End of Period (1) (c)	$2,702	$2,535	$2,510	$2,474	$2,486			$2,702	$2,486

Corporate Allowance for Unfunded Lending Commitments (8) (c)	$1,383	$1,336	$1,366	$1,197	$1,225			$1,383	$1,225

Provision for Unfunded Lending Commitments	$36	$(49)	$29	$(170)	$31			$31	$(159)

Total Allowance for Loans, Leases and Unfunded Lending Commitments [Sum of (c)]	$4,085	$3,871	$3,876	$3,671	$3,711			$4,085	$3,711

Corporate Allowance for Loan Losses as a Percentage of Total Corporate Loans (10)	0.91%	0.83%	0.80%	0.77%	0.76%

Footnotes to these tables are on the following page (page 25).

ALLOWANCE FOR CREDIT LOSSES - PAGE 2

The following footnotes relate to the tables on the prior page (page 24).

(1)                   Allowance for credit losses represents management’s estimate of probable losses inherent in the portfolio.  Attribution of the allowance is made for analytical purposes only, and the entire allowance is available to absorb probable credit losses inherent in the portfolio.

(2)                   Includes all adjustments to the allowance for credit losses, such as changes in the allowance from acquisitions, dispositions, securitizations, foreign currency translation (FX translation), purchase accounting adjustments, etc.

(3)                   The fourth quarter of 2016 includes a reduction of approximately $267 million related to the sale or transfers to HFS of various loan portfolios, including a reduction of $3 million related to the transfers of a real estate loan portfolio to HFS.  Additionally, the fourth quarter includes a reduction of approximately $141 million related to FX translation.

(4)                   The first quarter of 2017 includes a reduction of approximately $161 million related to the sale or transfers to HFS of various loan portfolios, including a reduction of $37 million related to the transfers of a real estate loan portfolio to HFS.  Additionally, the first quarter includes an increase of approximately $164 million related to FX translation.

(5)                   The second quarter of 2017 includes a reduction of approximately $19 million related to the sale or transfers to HFS of various loan portfolios, including a reduction of $19 million related to the transfers of a real estate loan portfolio to HFS.  Additionally, the second quarter includes an increase of approximately $50 million related to FX translation.

(6)                   The third quarter of 2017 includes a reduction of approximately $34 million related to the sale or transfers to HFS of various loan portfolios, including a reduction of $28 million related to the transfers of a real estate loan portfolio to HFS.  Additionally, the third quarter includes an increase of approximately $7 million related to FX translation.

(7)                   The fourth quarter of 2017 includes a reduction of approximately $239 million related to the sale or transfers to HFS of various loan portfolios, including a reduction of $22 million related to the transfers of a real estate loan portfolio to HFS.  Additionally, the fourth quarter includes an increase of approximately $86 million related to FX translation.

(8)                   Represents additional credit reserves recorded as other liabilities on the Consolidated Balance Sheet.

(9)                   December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017 exclude $29 million, $28 million, $27 million, $27 million and $25 million, respectively, of consumer loans which are carried at fair value.

(10)            December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017 exclude $3.5 billion, $4.0 billion, $4.2 billion, $4.3 billion and $4.9 billion, respectively, of corporate loans which are carried at fair value.

NM  Not meaningful.

Reclassified to conform to the current period’s presentation.

COMPONENTS OF PROVISION FOR LOAN LOSSES (In millions of dollars)

						4Q17 Increase/		Full	Full	YTD 2017 vs.
	4Q	1Q	2Q	3Q	4Q	(Decrease) from		Year	Year	YTD 2016 Increase/
	2016	2017	2017	2017	2017	3Q17	4Q16	2016	2017	(Decrease)

Global Consumer Banking
Net Credit Losses	$1,516	$1,603	$1,615	$1,704	$1,640	(4)%	8%	$5,610	$6,562	17%
Credit Reserve Build / (Release)	164	177	125	486	177	(64)%	8%	708	965	36%
North America
Net Credit Losses	1,105	1,190	1,181	1,239	1,186	(4)%	7%	3,919	4,796	22%
Credit Reserve Build / (Release)	117	152	101	463	153	(67)%	31%	653	869	33%
Retail Banking
Net Credit Losses	83	37	39	88	30	(66)%	(64)%	205	194	(5)%
Credit Reserve Build / (Release)	(22)	7	(7)	(47)	3	NM	NM	(11)	(44)	NM
Citi-Branded Cards
Net Credit Losses	539	633	611	611	592	(3)%	10%	1,909	2,447	28%
Credit Reserve Build / (Release)	78	92	26	192	87	(55)%	12%	384	397	3%
Citi Retail Services
Net Credit Losses	483	520	531	540	564	4%	17%	1,805	2,155	19%
Credit Reserve Build / (Release)	61	53	82	318	63	(80)%	3%	280	516	84%
Latin America
Net Credit Losses	248	253	277	295	292	(1)%	18%	1,040	1,117	7%
Credit Reserve Build / (Release)	36	12	50	44	19	(57)%	(47)%	83	125	51%
Retail Banking
Net Credit Losses	138	137	151	143	153	7%	11%	541	584	8%
Credit Reserve Build / (Release)	31	14	27	13	(5)	NM	NM	91	49	(46)%
Citi-Branded Cards
Net Credit Losses	110	116	126	152	139	(9)%	26%	499	533	7%
Credit Reserve Build / (Release)	5	(2)	23	31	24	(23)%	NM	(8)	76	NM
Asia (1)
Net Credit Losses	163	160	157	170	162	(5)%	(1)%	651	649	—
Credit Reserve Build / (Release)	11	13	(26)	(21)	5	NM	(55)%	(28)	(29)	(4)%
Retail Banking
Net Credit Losses	65	62	54	69	60	(13)%	(8)%	261	245	(6)%
Credit Reserve Build / (Release)	12	(6)	(9)	(23)	6	NM	(50)%	(6)	(32)	NM
Citi-Branded Cards
Net Credit Losses	98	98	103	101	102	1%	4%	390	404	4%
Credit Reserve Build / (Release)	(1)	19	(17)	2	(1)	NM	—	(22)	3	NM

Institutional Clients Group (ICG)
Net Credit Losses	119	25	71	44	225	NM	89%	516	365	(29)%
Credit Reserve Build / (Release)	(53)	(176)	(15)	(38)	8	NM	NM	(64)	(221)	NM

Corporate / Other
Net Credit Losses	61	81	24	29	15	(48)%	(75)%	435	149	(66)%
Credit Reserve Build / (Release)	(80)	(35)	(154)	(79)	(49)	38%	39%	(456)	(317)	30%

Total Provision for Loan Losses	$1,727	$1,675	$1,666	$2,146	$2,016	(6)%	17%	$6,749	$7,503	11%

(1)         Asia GCB includes NCLs and credit reserve builds (releases) for certain EMEA countries for all periods presented.

NM  Not meaningful.

Reclassified to conform to the current period’s presentation.

NON-ACCRUAL ASSETS (In millions of dollars)

						4Q17 Increase/
	4Q	1Q	2Q	3Q	4Q	(Decrease) from
	2016	2017	2017	2017	2017	3Q17	4Q16
Non-Accrual Loans (1)
Corporate Non-Accrual Loans By Region
North America	$984	$993	$944	$915	$784	(14)%	(20)%
EMEA	904	828	727	681	849	25%	(6)%
Latin America	379	342	281	312	280	(10)%	(26)%
Asia	154	176	146	146	29	(80)%	(81)%
Total	$2,421	$2,339	$2,098	$2,054	$1,942	(5)%	(20)%

Consumer Non-Accrual Loans By Region (2) (3)
North America	$2,160	$1,926	$1,754	$1,721	$1,650	(4)%	(24)%
Latin America	711	737	793	791	756	(4)%	6%
Asia (4)	287	292	301	271	284	5%	(1)%
Total	$3,158	$2,955	$2,848	$2,783	$2,690	(3)%	(15)%

OTHER REAL ESTATE OWNED AND OTHER REPOSSESSED ASSETS

Institutional Clients Group	$14	$13	$26	$46	$39	(15)%	NM
Global Consumer Banking	34	33	33	38	30	(21)%	(12)%
Corporate/Other	138	127	109	59	75	27%	(46)%
TOTAL OTHER REAL ESTATE OWNED (OREO) (5)	$186	$173	$168	$143	$144	1%	(23)%

OREO By Region:
North America	$161	$136	$128	$97	$89	(8)%	(45)%
EMEA	—	1	1	1	2	100%	NM
Latin America	18	31	31	30	35	17%	94%
Asia	7	5	8	15	18	20%	NM
Total	$186	$173	$168	$143	$144	1%	(23)%

Other Repossessed Assets	$—	$—	$—	$—	$—	—	—

Non-Accrual Assets (NAA) (6)
Corporate Non-Accrual Loans	$2,421	$2,339	$2,098	$2,054	$1,942	(5)%	(20)%
Consumer Non-Accrual Loans	3,158	2,955	2,848	2,783	2,690	(3)%	(15)%
Non-Accrual Loans (NAL)	5,579	5,294	4,946	4,837	4,632	(4)%	(17)%
OREO	186	173	168	143	144	1%	(23)%
Other Repossessed Assets	—	—	—	—	—	—	—
Non-Accrual Assets (NAA)	$5,765	$5,467	$5,114	$4,980	$4,776	(4)%	(17)%

NAL as a % of Total Loans	0.89%	0.84%	0.77%	0.74%	0.69%
NAA as a % of Total Assets	0.32%	0.30%	0.27%	0.26%	0.26%

Allowance for Loan Losses as a % of NAL	216%	227%	243%	256%	267%

(1)                 Corporate loans are placed on non-accrual status based upon a review by Citigroup’s risk officers.  Corporate non-accrual loans may still be current on interest payments. With limited exceptions, the following practices are applied for Consumer loans: Consumer loans, excluding credit cards and mortgages, are placed on non-accrual status at 90 days past due, and are charged off at 120 days past due; residential mortgage loans are placed on non-accrual status at 90 days past due and written down to net realizable value at 180 days past due. Consistent with industry conventions, Citigroup generally accrues interest on credit card loans until such loans are charged off, which typically occurs at 180 days contractual delinquency.  As such, the non-accrual loan disclosures do not include credit card loans.

(2)                 The fourth quarter of 2016 reflects the transfers of non-accrual loans to HFS resulting from the agreements to sell the Brazil and Argentina consumer banking businesses.

(3)                 Excludes SOP 03-3 purchased distressed loans.

(4)                 Asia GCB includes balances for certain EMEA countries for all periods presented.

(5)                 Represents the carrying value of all property acquired by foreclosure or other legal proceedings when Citigroup has taken possession of the collateral.  Also includes former premises and property for use that is no longer contemplated.

(6)                 There is no industry-wide definition of non-accrual assets.  As such, analysis against the industry is not always comparable.

NM  Not meaningful.

Reclassified to conform to the current period’s presentation.

CITIGROUP

CET1 CAPITAL AND SUPPLEMENTARY LEVERAGE RATIOS, TANGIBLE COMMON EQUITY, BOOK VALUE PER

SHARE AND TANGIBLE BOOK VALUE PER SHARE

(In millions of dollars or shares, except per share amounts and ratios)

	December 31,	March 31,	June 30,	September 30,	December 31,
	2016	2017(2)	2017	2017	2017(3)
Common Equity Tier 1 Capital Ratio and Components(1)

Citigroup Common Stockholders’ Equity(4)	$206,051	$208,907	$210,950	$208,565	$182,265
Add: Qualifying noncontrolling interests	129	133	143	144	153
Regulatory Capital Adjustments and Deductions:
Less:
Accumulated net unrealized losses on cash flow hedges, net of tax(5)	(560)	(562)	(445)	(437)	(584)
Cumulative unrealized net gain (loss) related to changes in fair value of financial liabilities attributable to own creditworthiness, net of tax(6)	(61)	(173)	(291)	(416)	(582)
Intangible Assets:
Goodwill, net of related deferred tax liabilities (DTLs)(7)	20,858	21,448	21,589	21,532	22,231
Identifiable intangible assets other than mortgage servicing rights (MSRs), net of related DTLs	4,876	4,738	4,587	4,410	4,265
Defined benefit pension plan net assets	857	836	796	720	896
Deferred tax assets (DTAs) arising from net operating loss, foreign tax credit and general business credit carry-forwards	21,337	21,077	20,832	20,068	13,382
Excess over 10% / 15% limitations for other DTAs, certain common stock investments and MSRs(8)	9,357	9,012	8,851	9,298	—
Common Equity Tier 1 Capital (CET1)	$149,516	$152,664	$155,174	$153,534	$142,810
Risk-Weighted Assets (RWA)	$1,189,680	$1,191,397	$1,188,167	$1,182,918	$1,160,282
Common Equity Tier 1 Capital Ratio (CET1/RWA)	12.57%	12.81%	13.06%	12.98%	12.3%

Supplementary Leverage Ratio and Components

Common Equity Tier 1 Capital (CET1)	$149,516	$152,664	$155,174	$153,534	$142,810
Additional Tier 1 Capital (AT1)(9)	19,874	19,791	19,955	19,315	19,509
Total Tier 1 Capital (T1C) (CET1 + AT1)	$169,390	$172,455	$175,129	$172,849	$162,319
Total Leverage Exposure (TLE)	$2,345,391	$2,372,177	$2,418,658	$2,430,582	$2,433,623
Supplementary Leverage Ratio (T1C/TLE)	7.22%	7.27%	7.24%	7.11%	6.7%

Tangible Common Equity, Book Value Per Share and Tangible Book Value Per Share

Common Stockholders’ Equity	$205,867	$208,723	$210,766	$208,381	$182,081
Less:
Goodwill	21,659	22,265	22,349	22,345	22,256
Intangible assets (other than MSRs)	5,114	5,013	4,887	4,732	4,588
Goodwill and identifiable intangible assets (other than MSRs) related to assets HFS	72	48	120	48	32
Tangible Common Equity (TCE)	$179,022	$181,397	$183,410	$181,256	$155,205
Common Shares Outstanding (CSO)	2,772.4	2,753.3	2,724.6	2,644.0	2,569.8
Book Value Per Share (Common Equity/CSO)	$74.26	$75.81	$77.36	$78.81	$70.85
Tangible Book Value Per Share (TCE/CSO)	$64.57	$65.88	$67.32	$68.55	$60.40

(1)                   See footnote 2 on page 1.

(2)                   See footnote 4 on page 1.

(3)                   Preliminary.  See footnote 1 on page 1.

(4)                   Excludes issuance costs related to outstanding preferred stock in accordance with Federal Reserve Board regulatory reporting requirements.

(5)                   Common Equity Tier 1 Capital is adjusted for accumulated net unrealized gains (losses) on cash flow hedges included in accumulated other comprehensive income that relate to the hedging of items not recognized at fair value on the balance sheet.

(6)                   The cumulative impact of changes in Citigroup’s own creditworthiness in valuing liabilities for which the fair value option has been elected, and own-credit valuation adjustments on derivatives, are excluded from Common Equity Tier 1 Capital, in accordance with the U.S. Basel III rules.

(7)                   Includes goodwill “embedded” in the valuation of significant common stock investments in unconsolidated financial institutions.

(8)                   Assets subject to 10%/15% limitations include MSRs, DTAs arising from temporary differences and significant common stock investments in unconsolidated financial institutions.

For periods presented prior to December 31, 2017, the deduction related only to DTAs arising from temporary differences that exceeded the 10% limitation.

(9)                   Additional Tier 1 Capital primarily includes qualifying noncumulative perpetual preferred stock and qualifying trust preferred securities.

Reclassified to conform to the current period’s presentation.